UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.    )

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Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement	☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12

DOLLAR THRIFTY AUTOMOTIVE GROUP, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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April 27, 2010

Dear Stockholder:

You are invited to attend the Annual Meeting of Stockholders of Dollar Thrifty Automotive Group, Inc. which will be held at 11:00 a.m., C.D.T., Thursday, June 10, 2010, at the Mayo Hotel in the Mayo Museum Room, 115 West 5th Street, Tulsa, Oklahoma 74103.

The formal Notice of Annual Meeting of Stockholders and Proxy Statement accompanying this letter provide detailed information concerning matters to be considered and acted upon at the meeting.

Whether or not you plan to attend the meeting, please execute and return the enclosed proxy at your earliest convenience.  Your shares will then be represented at the meeting, and the Company will avoid the expense of further solicitation to assure a quorum and a representative vote.  If you attend the meeting and wish to vote your shares in person, you may revoke your proxy and vote at that time.

Sincerely,

/S/ THOMAS P. CAPO

Thomas P. Capo
Chairman of the Board

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

April 27, 2010

TO THE STOCKHOLDERS OF DOLLAR THRIFTY AUTOMOTIVE GROUP, INC.:

The Annual Meeting of Stockholders of Dollar Thrifty Automotive Group, Inc. will be held at 11:00 a.m., C.D.T., Thursday, June 10, 2010, at the Mayo Hotel in the Mayo Museum Room, 115 West 5th Street, Tulsa, Oklahoma 74103 for the following purposes:

1.
To elect six directors to serve until the next annual meeting of stockholders and until their successors shall have been elected and shall qualify or as otherwise provided by the By-laws of Dollar Thrifty Automotive Group, Inc.;

2.
To ratify the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for the fiscal year ended December 31, 2010 by the Audit Committee of the Board of Directors;

3.	To approve the management objectives for performance-based awards under the Dollar Thrifty Automotive Group, Inc. Second Amended and Restated Long-Term Incentive Plan and Director Equity Plan; and

4.	To conduct any other business properly brought before the meeting.

Only stockholders of record at the close of business on April 12, 2010 are entitled to notice of, and to vote at, the meeting and any postponements or adjournments thereof (unless the Board of Directors fixes a new record date for any such postponed or adjourned meeting).  A list of such stockholders will be available for examination by any stockholder for any purpose germane to the meeting, during ordinary business hours, for at least 10 days before the meeting in the Office of the General Counsel, Dollar Thrifty Automotive Group, Inc., 5330 East 31st Street, Tulsa, Oklahoma 74135.  The list will also be available for inspection at the meeting site during the meeting.

Your vote is important.  Whether or not you plan to attend the meeting, please vote now by proxy in order to ensure the presence of a quorum.  You may vote by marking, signing and dating your proxy card on the reverse side and returning it promptly in the accompanying postage-paid envelope.  A proxy may be revoked at any time prior to its exercise at the meeting, and your return of the enclosed proxy will not affect your right to vote your shares if you attend the meeting in person.
By Order of the Board of Directors

/S/ VICKI VANIMAN

Vicki J. Vaniman
Secretary

Your vote is important. Please vote by marking, signing and dating your proxy card on the reverse side and returning it promptly in the accompanying postage-paid envelope.

TABLE OF CONTENTS
INFORMATION ABOUT THE MEETING	1

Quorum	1
Vote Required	1
Proxy Voting	2
Proxy Solicitation	2

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders
to Be Held on June 10, 2010	2

PROPOSAL NO. 1 - ELECTION OF DIRECTORS	2

PROPOSAL NO. 2 - APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	3

PROPOSAL NO. 3 - APPROVAL OF MANAGEMENT OBJECTIVES FOR PERFORMANCE- BASED AWARDS UNDER DTG’S SECOND AMENDED AND RESTATED LONG-TERM INCENTIVE PLAN AND DIRECTOR EQUITY PLAN	4

BIOGRAPHICAL INFORMATION REGARDING DIRECTOR NOMINEES AND EXECUTIVE OFFICERS	7

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, DIRECTORS, DIRECTOR NOMINEES AND EXECUTIVE OFFICERS	10

Certain Beneficial Owners	10
Directors, Director Nominees and Executive Officers	12

INDEPENDENCE, MEETINGS, COMMITTEES AND COMPENSATION OF THE BOARD OF DIRECTORS	14

Independence	14
Meetings and Committees	14
Attendance at Annual Meetings of Stockholders	15
Governance Committee	15
Audit Committee	16
Human Resources and Compensation Committee	16
Report of Audit Committee	17
Compensation	19
Board Meeting Fees, Committee Meeting Fees and Retainers	19
Restricted Stock Grants	19
Other	19
No Employee Director Compensation or Benefits	20
Director Compensation Table	20
Stock Ownership Guidelines	21
Leadership Structure of the Board	21
Board’s Role in Risk Oversight	21
Communications with Stockholders	22

EXECUTIVE COMPENSATION	22

Compensation Discussion and Analysis	22
2009 Overview	22
Objectives of Compensation Program	23

i

Participants in Compensation Decisions	24
Comparative Data and Benchmarking	25
Internal Pay Equity	26
General Information Regarding Elements of Compensation	26
Discussion of Elements of Compensation	26
Change in Control Arrangements	30
Impact of Accounting and Tax Treatment on Compensation	30

Compensation Committee Report	31
Summary Compensation Table	32
Grants of Plan-Based Awards	33
Outstanding Equity Awards	34
Option Exercises and Stock Vested	35
Nonqualified Deferred Compensation	36
Potential Payments Upon Termination or Change in Control	36
Introduction	36
Payments Made Upon Involuntary Termination With Cause or Voluntary Termination
(Other Than Retirement)	37
Payments Made Upon Involuntary Termination Without Cause or Due to a Reduction in Force	37
Payments Made Upon Retirement, Death or Disability	38
Payments Made Upon a Change in Control	39

Equity Compensation Plan Information	43

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS
AND CERTAIN CONTROL PERSONS	44

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	44

CODE OF ETHICS	44

ANNUAL REPORT ON FORM 10-K	44

STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS
FOR NEXT ANNUAL MEETING	44

OTHER MATTERS	45

ii

DOLLAR THRIFTY AUTOMOTIVE GROUP, INC.
5330 East 31st Street
Tulsa, Oklahoma 74135

PROXY STATEMENT

INFORMATION ABOUT THE MEETING

This Proxy Statement is solicited by the Board of Directors (the “Board”) of Dollar Thrifty Automotive Group, Inc., a Delaware corporation (“DTG”), on behalf of DTG, and is furnished in connection with the Annual Meeting of Stockholders to be held at 11:00 a.m., C.D.T., Thursday, June 10, 2010, at the Mayo Hotel in the Mayo Museum Room, 115 West 5th Street, Tulsa, Oklahoma 74103.  DTG began mailing this Proxy Statement and the accompanying proxy card on or about April 27, 2010.

As used in this Proxy Statement, the “Company” means collectively DTG and its subsidiaries.

Quorum

The record date for the meeting is April 12, 2010.  DTG has outstanding one class of voting securities:  its common stock, $0.01 par value (“Common Stock” or “Shares”), of which 28,629,652  Shares were outstanding as of the close of business on the record date.  A majority of those Shares (a quorum) must be present, in person or by proxy, to conduct business at the meeting.  Abstentions and broker non-votes are counted as present in determining whether there is a quorum.  In addition, any stockholder who properly executes and returns the proxy card withholding authority to vote for a director nominee will be counted as present in determining if there is a quorum.

Vote Required

Each stockholder is entitled to one vote for each Share held of record at the close of business on the record date.  Directors of DTG are elected by a plurality of the votes cast at the meeting.  Because each director nominee is running unopposed, any nominee can be elected upon any affirmative vote so long as a quorum exists, regardless of whether such nominee receives more than 50% of the stockholder vote.  Under recent amendments to the rules of the New York Stock Exchange, Inc. (“NYSE”), Proposal No. 1 – Election of Directors (“Proposal No. 1”) is no longer a “routine” item as to which brokerage firms may vote in their discretion on behalf of clients who have not furnished voting instructions with respect to an uncontested director election.  Because DTG has a plurality voting standard for the election of directors, however, broker non-votes and abstentions will have no impact on the outcome of the vote on Proposal No. 1.

Under NYSE rules, Proposal No. 2 - Appointment of Independent Registered Public Accounting Firm (“Proposal No. 2”) is considered a “routine” item.  This means that brokerage firms may vote in their discretion on behalf of clients who have not furnished voting instructions at least 10 days before the date of the meeting.  In accordance with DTG’s Fourth Amended and Restated By-laws (the “By-laws”), Proposal No. 2 will be approved on the favorable vote of a majority of the Shares present in person or represented by proxy and entitled to vote on such matter.  For purposes of Delaware law and the By-laws, abstentions will have the effect of votes against Proposal No. 2.

Under Delaware law, NYSE Stockholder Approval Policy and the By-laws, the approval of the management objectives for performance-based awards under DTG’s Second Amended and Restated Long-Term Incentive Plan and Director Equity Plan (“Proposal No. 3”) must be by a majority of the Shares present in person or represented by proxy and entitled to vote on the matter.  Proposal No. 3 is considered to be a “routine” item under NYSE rules.  This means that brokerage firms may vote in their discretion on behalf of clients who have not furnished voting instructions at least 10 days before the date of the meeting.  Abstentions will have the effect of votes against Proposal No. 3 for purposes of Delaware law, the NYSE Stockholder Approval Policy and our By-laws.

Inspectors of election appointed by the Board will determine whether a quorum is present and will tabulate the votes for the meeting.  Abstentions and broker non-votes are counted as present in determining whether there is a quorum.  In addition, any stockholder who properly executes and returns a proxy card withholding authority to vote for a director nominee will be counted as present in determining whether a quorum exists.

Proxy Voting

The proxy card represents the Shares held of record by each stockholder at the close of business on the record date.  Each stockholder can authorize the individuals named in the proxy card to vote Shares by signing, dating and promptly returning the proxy card.  Each stockholder’s Shares will then be voted at the meeting as the stockholder specifies or, if the stockholder does not specify a choice, as recommended by the Board.  Each stockholder may revoke the proxy by voting in person at the meeting, or by submitting a written revocation or a later-dated proxy addressed to the Secretary of DTG that is received by DTG before the meeting.  If you hold your Shares through a brokerage firm, bank, fiduciary, voting trust or other nominee, you may elect to vote your Shares by a toll-free phone number or over the Internet by following the instructions on the proxy materials forwarded to you.

Proxy Solicitation

Execution and return of the enclosed proxy is being solicited by the Board, on behalf of DTG, for the purposes set forth in the Notice of Annual Meeting of Stockholders.  Solicitation other than by mail may be made personally, by telephone or otherwise and by employees of DTG who will not be additionally compensated for such services.  Brokerage firms, banks, fiduciaries, voting trustees or other nominees will be requested to forward the soliciting material to each beneficial owner of Shares held of record by any such nominee.  DTG has retained Georgeson, Inc. to assist with the solicitation of proxies for a fee not to exceed $7,000.00, plus reimbursement for out-of-pocket expenses.  The total cost of soliciting proxies will be borne by DTG.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to Be Held on June 10, 2010.

Stockholders may view this Proxy Statement, our form of proxy and our 2009 Annual Report to Stockholders over the Internet by accessing the website www.proxydocs.com/dtg.

PROPOSAL NO. 1 - ELECTION OF DIRECTORS

In accordance with the By-laws, the Board has set its size at six members.  Under the By-laws, the number of directors may be changed at any time by resolution of the Board.  The terms of each of the six current directors expire upon the election and qualification of the directors to be elected at the Annual Meeting of Stockholders, or as otherwise provided by the By-laws.  DTG has nominated for re-election to the Board the six individuals who currently serve as directors on the Board, each of whom has consented to serve as a director if elected.

If elected, each director nominee will serve for a one-year term ending at the Annual Meeting of Stockholders to be held in 2011, or when such nominee’s successor is duly elected and qualified or as otherwise provided by the By-laws.  For more information concerning these nominees, see “Biographical Information Regarding Director Nominees and Executive Officers.”  Unless otherwise designated, the enclosed proxy card will be voted FOR the election of such nominees as directors.  The Board does not believe that any of these nominees will be unable to stand for election, but should any nominee unexpectedly become unavailable for election or decline to serve, the stockholder’s proxy will be voted for a substitute nominee designated by the Board unless the Board reduces the number of directors to be elected.

THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES DESCRIBED HEREIN AS DIRECTORS OF DTG.

PROPOSAL NO. 2 - APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board has appointed, subject to stockholder ratification, Deloitte & Touche LLP, an independent registered public accounting firm, as the independent auditors of DTG (“Independent Auditors”) for the fiscal year ending December 31, 2010.  In making this appointment, the Audit Committee considered whether the provision of services (and the aggregate fees billed for those services) by Deloitte & Touche LLP, other than audit services, is compatible with maintaining the independence of the outside auditors.  Deloitte & Touche LLP has served DTG as Independent Auditors since DTG’s incorporation in November 1997.

The following table provides the various fees and out-of-pocket costs billed by Deloitte & Touche LLP in the aggregate for the fiscal years ended December 31, 2009 and 2008:

	2009	2008
Audit Fees In 2009 and 2008, audit fees related to audits of the consolidated and subsidiaries’ annual financial statements, reviews of the consolidated quarterly financial statements and the audit of internal control over financial reporting.	$1,091,854	$1,560,156
Audit-Related Fees In 2009 and 2008, audit-related fees primarily related to agreed-upon debt compliance procedures, advisory services, comfort procedures and accounting consultations.	$193,915	$604,092
Tax Fees	$-0-	$-0-
All Other Fees	$-0-	$-0-

The Audit Committee has the sole authority to retain and terminate the Independent Auditors and to pre-approve any non-audit services performed by such Independent Auditors as set forth in the Audit Committee charter.  The authority to grant pre-approvals may be delegated to one or more designated members of the Audit Committee whose decisions will be presented to the full Audit Committee for ratification.  Pre-approvals are granted on a case-by-case basis.  The Audit Committee pre-approved all engagements of Deloitte & Touche LLP to provide audit and non-audit services in 2009 and 2008, including estimates and/or hourly rates proposed under the engagements.

A representative of Deloitte & Touche LLP will be present at the Annual Meeting of Stockholders and will have an opportunity to make a statement and respond to questions.

THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE RATIFICATION OF DELOITTE & TOUCHE LLP AS INDEPENDENT AUDITORS FOR 2010.

PROPOSAL NO. 3 - APPROVAL OF MANAGEMENT OBJECTIVES FOR
PERFORMANCE-BASED AWARDS UNDER DTG’S SECOND AMENDED AND
RESTATED LONG-TERM INCENTIVE PLAN AND DIRECTOR EQUITY PLAN

The Board recommends to the stockholders for approval, the management objectives for performance-based awards under DTG’s Second Amended and Restated Long-Term Incentive Plan and Director Equity Plan (as amended, the “New Plan”).

The New Plan was approved by the Board effective December 9, 2008 and included as Exhibit 10.212 to DTG’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008, filed with the Securities and Exchange Commission (the “SEC”) on March 3, 2009.  The New Plan amended and restated DTG’s Amended and Restated Long-Term Incentive Plan and Director Equity Plan (the “Prior Plan” and, as amended by the New Plan, the “Plan”), which was approved by DTG’s stockholders at DTG’s Annual Meeting of Stockholders on May 20, 2005 and included as Exhibit 10.54 to DTG’s Current Report on Form 8-K filed with the SEC on May 25, 2005.  The amendment and restatement was made to comply with Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), and did not require stockholder approval.  The New Plan was amended effective March 31, 2009 to clarify that repricings of options or stock appreciation rights to be issued under the Plan require stockholder approval, except in the context of certain corporate transactions.  This amendment did not require stockholder approval.  Further amendments to the New Plan to add 1,300,000 Shares to the Plan were approved by DTG stockholders at DTG’s Annual Meeting of Stockholders on May 14, 2009.  The Company is not amending or altering the Plan.

Section 162(m) of the Code (“Section 162(m)”) limits the deductibility of certain executive compensation paid to the Company’s Chief Executive Officer and the four highest compensated officers (other than the Chief Executive Officer), as determined pursuant to the executive compensation disclosure rules under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  These officers are referred to below as “covered employees.” An exemption from this limitation (the “Performance Exception”) applies to “performance-based” compensation as defined in the regulations under Section 162(m).

The Plan gives the Board’s Human Resources and Compensation Committee or another committee of independent directors appointed by the Board (the “Committee”) the ability to grant option rights or appreciation rights, restricted stock, restricted stock units, dividend credits and other stock-based awards that are designed to qualify for the Performance Exception (“Qualified Performance-Based Awards”).  Option rights and appreciation rights meet the Performance Exception because their value is based solely on any increase in the value of DTG’s Common Stock after the date of grant.  Other Qualified Performance-Based Awards are granted subject to performance goals specified in the Plan.

One of the requirements under the Performance Exception is stockholder approval of the performance goals pursuant to which the compensation is paid.  The regulations under Section 162(m) require that, in order for Qualified Performance-Based Awards other than option rights and appreciation rights to continue to qualify for the Performance Exception, stockholders must approve the material terms of the applicable performance goals every five years if the plan provides for discretion to change targets under a performance goal after stockholder approval of the goal, as the Plan so provides.  The material terms of the performance goals for Qualified Performance-Based Awards other than option rights and appreciation rights under the Plan were last approved on May 20, 2005 (at the same time that the Prior Plan was approved by DTG’s stockholders).  Therefore, the Board is asking for and recommending stockholder approval of the material terms of the performance goals at the Annual Meeting of Stockholders.

Performance Shares and Performance Units

Under the Plan, the Board may authorize the granting of Performance Shares and/or Performance Units (each as defined in the Plan) that will become payable to an eligible participant upon achievement of specified management objectives to be met within a specified period (the “Performance Period”).  All rights of the Board under the Plan with respect to awards intended to qualify under the Performance Exception have been delegated to the Committee.  Further, on or before the date of grant, in connection with the establishment of management objectives (as further described below), the Committee may exclude the impact on performance of charges for restructurings, discontinued operations, extraordinary items and other unusual or non-recurring items and the cumulative effects of changes in tax law or accounting principles, as such are defined by generally accepted accounting principles in the United States of America (“GAAP”) or the SEC.  The Performance Period will be a period of time not less than six months, except in the case of a Change in Control of DTG (as defined in the Plan), if the Committee shall so determine.  A minimum level of acceptable achievement will also be established by the Board.  If, by the end of the Performance Period, the specified management objectives have been achieved, the eligible participants will be deemed, subject to certification by the Committee, to have fully earned the Performance Shares and/or Performance Units.  If the management objectives have not been met in full, but the predetermined minimum level of acceptable achievement has been attained or exceeded, the eligible participants will be deemed, subject to certification by the Committee, to have earned a portion of the Performance Shares and/or Performance Units in accordance with a predetermined formula.  There is also a maximum number of Performance Shares and/or Performance Units that can be earned, regardless of the level of achievement attained.

 The Committee must establish performance goals, or “management objectives” with respect to Performance Shares and Performance Units.  When so determined, Option Rights, Appreciation Rights, Restricted Stock (each as defined in the Plan), other awards under the Plan or dividend credits may also specify management objectives.  Management objectives may be described in terms of either Company-wide objectives or objectives that are related to the performance of the individual participant or a subsidiary, division, department, region or function within the Company.  Management objectives applicable to any award granted to an eligible participant who is, or is determined by the Board to be likely to become, a “covered employee” within the meaning of Section 162(m) will be limited to specified levels of, or growth in, one or more of the following criteria: (a) earnings before interest and taxes, (b) earnings before interest, taxes, depreciation and amortization, (c) net income, (d) revenues, (e) earnings per share, (f) pre-tax profit, (g) pre-tax profit margin, (h) cash flow, (i) return on equity, (j) return on investment, (k) return on assets, (l) stock price, (m) total shareholder return, (n) economic value added, (o) performance against business plan, (p) customer service, (q) market share, (r) profit per vehicle, (s) employee satisfaction, (t) quality and (u) vehicle utilization.  If the Committee determines that a change in the business, operations, corporate structure or capital structure of DTG, or the manner in which it conducts its business, or other events or circumstances render the management objectives unsuitable, notwithstanding any loss of deduction under Section 162(m) to DTG, the Board may in its discretion modify such management objectives or the related minimum acceptable level of achievement, in whole or in part, as the Committee deems appropriate and equitable.  Any grant of Performance Shares or Performance Units will specify that, before the Performance Shares or Performance Units will be earned and paid, the Committee must certify that the management objectives have been satisfied.

Eligible Employees and Maximum Awards

Awards under the Plan may be granted to any employee, including officers, of the Company and to non-employee directors of DTG. In 2009, no Performance Shares or Performance Units designed to qualify for the Performance Exception were granted under the Plan.

Under the Plan (i) the aggregate number of Shares of Common Stock actually issued or transferred by the Company upon the exercise of Stock Options will not exceed 1,500,000 Shares; and (ii) during any calendar year, no participant will be granted:

1.           Option Rights in excess of 285,000 Shares;
2.           Appreciation Rights in excess of 285,000 Shares;
3.           Performance Shares that specify management objectives in excess of 160,000 Shares;
4.           Restricted Stock that specifies management objectives in excess of 80,000 Shares;
5.           Restricted Stock Units that specify management objectives in excess of 80,000 Shares;
6.           Performance Units that specify management objectives having an aggregate maximum value as of their respective dates of grant in excess of $7,100,000.

If the Committee grants Qualified Performance-Based Awards subject to the achievement of the management objectives and complies with the other procedures required by the Performance Exception, those awards should qualify for the Performance Exception.   However, it is possible that, in some cases, awards under the Plan that are intended to qualify for the Performance Exception may not so qualify, or the Committee may exercise its discretion to make awards that do not qualify for the Performance Exception.

The Plan and awards thereunder may be amended by our Board or the Committee, subject to stockholder approval if required by the listing requirements of the NYSE or any other national securities exchange on which DTG’s equity securities are listed.  The Plan provides that stockholder approval would be required for any amendment that would result in the reduction of the exercise price of any option or appreciation right, except for adjustments for changes in capitalization and corporate transactions as provided in the Plan. Amendments may not adversely affect outstanding awards without the consent of the affected grantee, unless the amendment does not materially decrease the value of the award or is made to comply with applicable law, stock exchange rules or accounting rules. No amendment may be made that would cause the loss of the exemption from the limitation under Section 162(m) for any then-outstanding Qualified Performance-Based Awards. In addition, awards may not be amended in a way that is inconsistent with the requirements of the Plan.  For example, an award that is subject to the minimum vesting schedule for service-vesting restricted stock, restricted stock units and other full-value stock-based awards under the Plan may not be amended to eliminate that minimum vesting schedule.

The foregoing description addresses limited aspects of the Plan, primarily the material terms of the management objectives that apply to Qualified Performance-Based Awards, and is qualified in its entirety by the full text of the Plan.  The Plan is not part of this Proxy Statement. The Plan is available at the SEC’s website at www.sec.gov, where it is an exhibit to the electronic version of this Proxy Statement.  We will provide you with a copy of the Plan, without charge, if you call Investor Relations at (918) 669-2119, or write to DTG at Dollar Thrifty Automotive Group, Inc., Attention: Investor Relations, 5330 East 31st Street, Tulsa, Oklahoma 74135.

The Board’s Recommendation

The Board believes that the approval of the management objectives for Qualified Performance-Based Awards other than option rights and appreciation rights under the Plan will permit the Committee to continue to grant Qualified Performance-Based Awards that meet the Performance Exception. The Board believes that this is in the best interest of the Company.

If stockholders do not approve the management objectives, management and the Committee will examine available alternatives, including granting compensation to covered employees that does not qualify for the Performance Exception.

THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE MANAGEMENT OBJECTIVES FOR PERFORMANCE-BASED AWARDS UNDER DTG’S SECOND AMENDED AND RESTATED LONG-TERM INCENTIVE PLAN AND DIRECTOR EQUITY PLAN.

BIOGRAPHICAL INFORMATION REGARDING
DIRECTOR NOMINEES AND EXECUTIVE OFFICERS

The Company is a provider of value-priced rental vehicles serving customers in over 70 countries, with over 600 Company-owned and franchised locations in the United States and Canada.  As of December 31, 2009, the Company employed approximately 6,000 full-time and part-time employees.  All of our directors hold, or have held, senior executive positions in large, complex (and, in many cases, global) organizations, as well as directorships at other U.S. public companies.  In these positions, they have demonstrated their leadership, intellectual and analytical skills and gained deep experience in all of the core management disciplines, including strategic planning, brand management, finance, compensation and leadership development, compliance and risk management.  All of them also have significant experience in corporate governance and risk oversight through their positions as directors of other public companies, and many have served as members of audit, compensation and nominating/corporate governance committees at these companies, as well as at DTG.  These skills and experience are pertinent to the Company’s current and evolving business strategies, and permit the Board to offer senior management a diverse range of perspectives about the complex issues facing the Company.

The following table highlights specific qualifications, skills and experiences considered by the Governance Committee in recommending DTG’s slate of director nominees.  Additional biographical details about the director nominees follow this table.

Director Nominee                                                  Qualifications, Skills and Experience
Thomas P. Capo
▪Executive management experience in automotive industry business
▪Core management skills
▪Experience in finance, financial reporting, compliance and controls and franchised operations
▪Public company directorship and committee experience, including in the automotive industry and at board chairman level
▪Independent of management

Maryann N. Keller
▪Executive management experience, including in automotive industry business
▪Core management skills
▪Experience in finance, financial reporting, compliance and controls and investment analysis
▪Public company directorship and committee experience, including in the automotive industry
▪Independent of management

Hon. Edward C. Lumley
▪Executive management experience in financial services, government, and in the manufacturing industry
▪Core management skills
▪Experience in investment analysis, finance, compliance and controls
▪Public company directorship and committee experience, including at board chairman and lead director levels
▪Independent of management

Richard W. Neu
▪Executive management experience in financial services business, including at the chief financial officer level
▪Core management skills
▪Experience in finance, financial reporting, compliance and controls
▪Public company directorship and committee experience, including at board chairman level
▪Independent of management

John C. Pope
▪Executive management experience, including in automotive industry business and at the chief financial officer level
▪Core management skills
▪Experience in finance, financial reporting, compliance and controls and international business
▪Public company directorship and committee experience, including in the automotive industry and at board chairman level
▪Independent of management

Scott L. Thompson
▪Operating and management experience in automotive industry businesses, including at the chief financial officer level and at the executive vice president of operations level
▪Core management skills
▪Company Chief Executive Officer’s unique perspective and insights into the Company and its businesses, relationships, competitive and financial positioning, senior leadership and strategic opportunities and challenges
▪Public company directorship and committee experience, including at board chairman level

Below is information furnished to us by the director nominees, including their name, age, principal occupation or employment during at least the past five years and the period during which such person has served as a director of DTG.

Thomas P. Capo, 59, has served as a director of DTG since November 1997 and as Chairman of the Board since October 2003.  Mr. Capo was a Senior Vice President and the Treasurer of DaimlerChrysler Corporation from November 1998 to August 2000.  From November 1991 to October 1998 he was Treasurer of Chrysler Corporation.  Prior to holding these positions, Mr. Capo served as Vice President and Controller of Chrysler Financial Corporation.  Mr. Capo is also currently a director and member of the audit committee of Cooper Tire & Rubber Company, and has served in that capacity since 2007.  Since November 9, 2009, he has also served as a director and member of the audit committee of Lear Corporation.  Mr. Capo previously served as a director of Sonic Automotive, Inc. from 2001 to 2006, of JLG Industries, Inc. from 2005 to 2006, and of Micro-Heat, Inc., a private company, from 2006 to 2007.

Maryann N. Keller, 66, has served as a director of DTG since May 2000.  Ms. Keller was President of the Automotive Services unit of priceline.com from July 1999 to November 2000.  Prior to joining priceline.com, she was a senior managing director and investment analyst at Furman Selz LLC from 1985 to 1998 and was a financial analyst with ING Barings (which acquired Furman Selz LLC in 1998) from January 1999 to June 1999.  Ms. Keller was also a director of Lithia Motors, Inc. from 2006 to 2009.  Since December 2000, Ms. Keller has been the President of Maryann Keller & Associates, a consulting firm.

Hon. Edward C. Lumley, 70, has served as a director of DTG since December 1997.  Mr. Lumley has been Vice Chairman of the investment banking firm BMO Nesbitt Burns since January 1991.  Prior to this, Mr. Lumley was Chairman of the Naranda Manufacturing Group and was an elected member of the Canadian Parliament, serving as a Minister of the Crown in several portfolios such as industry and international trade.  He has served as a director of CN Rail since 1996 and as a director of BCE Inc. since 2003.  Mr. Lumley has previously served as a director of Magna International Inc. from 1989 to 2007, of Magna Entertainment Corp. from 2000 to 2006, and of Intier Automotive Inc. from 2001 to 2005.  In 2006, Mr. Lumley was appointed Chancellor of the University of Windsor.

Richard W. Neu, 54, has served as a director of DTG since February 2006.  Mr. Neu served as the interim Chief Financial Officer of DTG from April 2008 until the appointment of Mr. Thompson to that position in May 2008.  Mr. Neu was the Chief Financial Officer and Treasurer of Charter One Financial, Inc. from December 1985 to August 2004, was a director of Charter One Financial, Inc. from 1992 to August 2004, and previously worked for KPMG as a Senior Audit Manager.  Mr. Neu has been a director of MCG Capital Corporation since November 2007, and has been Chairman of the Board since April 2009.  In January 2010, Mr. Neu was elected director of Huntington Bancshares Incorporated.

John C. Pope, 61, has served as a director of DTG since December 1997.  Mr. Pope has been Chairman of PFI Group, an investment firm, since July 1994.  Mr. Pope has also been Chairman of the Board of Waste Management, Inc. since November 2004 and a director since 1997.  In addition, Mr. Pope has served as a director of Con-Way, Inc. since 2003, of Kraft Foods Inc. since 2001, and of RR Donnelley & Sons, Inc. (or a predecessor company) since 1997.  Mr. Pope was the Chairman of the Board of MotivePower Industries, Inc. from January 1996 to November 1999 and a director from May 1995 to November 1999.  Mr. Pope also previously served as a director of Federal-Mogul Corporation from 1987 to 2007.  Further, Mr. Pope served as a director of Per-Se Technologies, Inc. from 1996 to 2005.  Mr. Pope served as a director and in various executive positions with UAL Corporation and United Airlines, Inc. between January 1988 and July 1994, including as Chief Financial Officer, President and Chief Operating Officer.  Mr. Pope also has served as Chief Financial Officer (from 1985 to 1988) and Treasurer (from 1979 to 1985) of AMR Corporation/American Airlines.

Scott L. Thompson, 51, has served as a director of DTG since October 2008 and is the Chief Executive Officer and President of DTG.  Prior to serving as Chief Executive Officer and President, Mr. Thompson was a Senior Executive Vice President and the Chief Financial Officer of DTG from May 2008 to October 2008.  Prior to joining DTG, Mr. Thompson was a consultant to private equity firms from 2005 until May 2008, and was a founder of Group 1 Automotive, Inc., a NYSE and Fortune 500 company, serving as its Senior Executive Vice President, Chief Financial Officer and Treasurer from February 1996 until his retirement in January 2005.  Mr. Thompson is non-executive Chairman of the Board of Houston Wire and Cable and has served in that capacity since 2007, and has served as a director of Conn’s, Inc. since June 2004.  Mr. Thompson is a CPA and a member of, and designated as a certified director by, the National Association of Corporate Directors.

BIOGRAPHICAL INFORMATION REGARDING EXECUTIVE OFFICERS

The following sets forth information concerning the executive officers of DTG other than Mr. Thompson (whose information appears above) as of the date of this Proxy Statement, including their name, age, principal occupation and employment during at least the past five years and the period during which such person has served as an executive officer of DTG.

R. Scott Anderson, 51, is Senior Executive Vice President, Operations and Global Sales and Marketing of DTG.  Prior to his election as a DTG officer in January 2003, Mr. Anderson served in several management positions with Thrifty Rent-A-Car System, Inc. since October 1995.

H. Clifford Buster III, 40, joined DTG in October 2008 and is Senior Executive Vice President and the Chief Financial Officer.  Mr. Buster previously served as Vice President of Finance and Treasurer of Helix Energy Solutions Group, Inc. from March 2006 to October 2008 and in various finance positions with Group 1 Automotive, Inc. from 1998 to 2006, including Vice President and Treasurer.

Rick L. Morris, 51, is Executive Vice President and Chief Information Officer of DTG, and has served in such capacity since October 2007.  Prior to joining DTG, Mr. Morris had been the Chief Information Officer of a division of Capital One Financial Corporation since 2002.

Vicki J. Vaniman, 53, is Executive Vice President and General Counsel of DTG, and Secretary to the Board.  Prior to her election as a DTG officer in January 2003, Ms. Vaniman had been Vice President and General Counsel for Dollar Rent-A-Car Systems, Inc. since February 1996.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS,
DIRECTORS, DIRECTOR NOMINEES AND EXECUTIVE OFFICERS

Certain Beneficial Owners

The following table sets forth certain information as of April 12, 2010, with respect to each person known by DTG to beneficially own more than 5% of the outstanding Shares:

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class (1)
T. Rowe Price Associates, Inc. 100 East Pratt Street Baltimore, Maryland 21202	1,720,740 (2)	6.01
MSD Capital, L.P. MSD SBI, L.P. 645 Fifth Avenue, 21st Floor New York, New York 10022	1,599,739 (3)	5.59
Citadel Investment Group II, L.L.C. 131 South Dearborn Street, 32nd Floor Chicago, Illinois 60603	1,541,704 (4)	5.38
Dimensional Fund Advisors LP Palisades West, Building One 6300 Bee Cave Road Austin, Texas 78746	1,533,740 (5)	5.36
BlackRock, Inc. 40 East 52nd Street New York, New York 10022	1,526,194 (6)	5.33
PAR Investment Partners, L.P. PAR Group, L.P. PAR Capital Management, Inc. One International Place, Suite 2401 Boston, Massachusetts 02110	1,446,936 (7)	5.05

(1)	Based on 28,629,652 Shares outstanding as of April 12, 2010.

(2)
As reported in a Schedule 13G amendment dated February 12, 2010, T. Rowe Price Associates, Inc. (“Price Associates”) has sole voting power in respect of 475,100 Shares, sole dispositive power in respect of all the reported Shares and shared voting or dispositive power with respect to none of the reported Shares.  These Shares are owned by various individual and institutional investors, including T. Rowe Price Small-Cap Value Fund, Inc. (which owns and has sole voting power in respect of 1,208,000 Shares, representing 4.2% of the Shares outstanding as of April 12, 2010), which Price Associates serves as investment adviser with power to direct investments and/or sole power to vote the securities.  For purposes of the reporting requirements of the Exchange Act, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

(3)
As reported in a Schedule 13G amendment dated February 16, 2010, MSD SBI, L.P. (“SBI”) is the record and direct beneficial owner of the Shares.  MSD Capital, L.P. (“MSD Capital”) is the general partner of, and may be deemed to beneficially own securities owned by, SBI.  MSD Capital Management, LLC is the general partner of, and may be deemed to beneficially own securities owned by, MSD Capital.  Michael S. Dell is the controlling member of, and may be deemed to beneficially own securities owned by, MSD Capital Management, LLC.  SBI and MSD Capital have shared voting and dispositive power in respect of all the reported Shares and sole voting or dispositive power in respect of none of the reported Shares.

(4)
As reported in a Schedule 13G dated March 18, 2010, Citadel Advisors, LLC (“Citadel Advisors”), Citadel Holdings II, LP (“CH-II”), Citadel Investment Group II, L.L.C. (“CIG-II”) and Kenneth Griffin filed jointly with respect to Shares owned by Citadel Derivatives Trading Ltd. (“CDT”), Citadel Global Equities Master Fund Ltd. (“CG”), PioneerPath Capital Ltd. (“Pioneer”), Citadel Securities LLC (“Citadel Securities”) and certain segregated accounts. Citadel Advisors, an investment adviser, is the investment manager for CG, Pioneer and certain segregated accounts, and the portfolio manager for CDT.  CH-II is the managing member of Citadel Advisors. CIG-II is the general partner of Citadel Holdings, LLP, the non-member manager of Citadel Securities and CH-II.  Kenneth Griffin is the President and Chief Executive Officer of, and owns a controlling interest in, CIG-II.  CIG-II and Kenneth Griffin may be deemed to beneficially own Shares owned by CDT, CG, Pioneer and Citadel Securities, and certain segregated accounts, with shared voting and dispositive power with respect to all of the Shares reported.  Citadel Advisors and CH-II may be deemed to beneficially own Shares owned by CDT, CG, Pioneer, Citadel Securities and certain segregated accounts with shared voting and dispositive power with respect to 1,456,916 of the reported Shares.

(5)
As reported in a Schedule 13G amendment dated February 10, 2010, Dimensional Fund Advisors LP, an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other commingled group trusts and separate accounts (such investment companies, trusts and accounts, collectively referred to as the “Funds”). In certain cases, subsidiaries of Dimensional Fund Advisors LP may act as an adviser or sub-adviser to certain Funds. In its role as investment adviser, sub-adviser and/or manager, neither Dimensional Fund Advisors LP nor its subsidiaries (collectively, “Dimensional”) possesses voting and/or investment power over Shares that are owned by the Funds, and may be deemed to be the beneficial owner of the Shares held by the Funds. However, all Shares listed above are owned by the Funds.  Dimensional expressly disclaims beneficial ownership of such Shares.  Dimensional Fund Advisors LP has sole voting power in respect of 1,517,807 Shares, sole dispositive power in respect of all the reported Shares and shared voting or dispositive power in respect of none of the reported Shares.

(6)
As reported in a Schedule 13G amendment dated January 20, 2010, BlackRock, Inc., a parent holding company, has sole voting and dispositive power in respect of all of the reported Shares and shared voting and dispositive power in respect of none of the reported Shares.

(7)
As reported in a Schedule 13G dated March 26, 2010, PAR Investment Partners, L.P., PAR Group, L.P.  and PAR Capital Management, Inc. have sole voting and dispositive power in respect of all of the reported Shares and shared voting and dispositive power in respect of none of the reported Shares.

Directors, Director Nominees and Executive Officers

The following table sets forth certain information as of April 12, 2010 with respect to the number of Shares owned by (a) each director nominee of DTG, (b) each named executive officer of DTG and (c) all current directors and named executive officers of DTG as a group.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)		Percent of Class (2)
Thomas P. Capo	66,950	(3)	Less than 1%
Maryann N. Keller	62,451	(4)	Less than 1%
Hon. Edward C. Lumley	57,268	(5)	Less than 1%
Richard W. Neu	34,791	(6)	Less than 1%
John C. Pope	79,453	(7)	Less than 1%
Scott L. Thompson	275,125	(8)	Less than 1%
H. Clifford Buster III	67,334	(9)	Less than 1%
R. Scott Anderson	134,145	(10)	Less than 1%
Vicki J. Vaniman	68,067	(11)	Less than 1%
Rick L. Morris	40,562	(12)	Less than 1%
All directors and named executive officers as a group	886,146		3.10%

(1)
The SEC deems a person to have beneficial ownership of all shares that such person has the right to acquire within 60 days.  Accordingly, Shares subject to vested options as well as options exercisable within 60 days are included in this column.  Restricted Stock Units that are to be settled in stock or may be settled in cash or stock at the option of the holder are only included in this column if they vest within 60 days.  Restricted Stock Units that have been granted but not included in this column are identified below.

(2)	Based on 28,629,652 Shares outstanding as of April 12, 2010.

(3)	Consists of 66,950 Shares subject to a deferral agreement between DTG and Mr. Capo. Not included are 3,560 Restricted Stock Units that vest on December 31, 2010.

(4)	Consists of 62,451 Shares subject to a deferral agreement between DTG and Ms. Keller. Not included are 3,560 Restricted Stock Units that vest on December 31, 2010.

(5)	Consists of (i) 42,268 Shares owned by Mr. Lumley, and (ii) 15,000 Shares subject to options. Not included are 3,560 Restricted Stock Units that vest on December 31, 2010.

(6)	Consists of 34,791 Shares subject to a deferral agreement between DTG and Mr. Neu. Not included are 3,560 Restricted Stock Units that vest on December 31, 2010.

(7)
Consists of (i) 23,643 Shares owned by Mr. Pope, (ii) 40,810 Shares subject to a deferral agreement between DTG and Mr. Pope, and (iii) 15,000 Shares subject to options.  Not included are 3,560 Restricted Stock Units that vest on December 31, 2010.

(8)
Consists of (i) 120,053 Shares owned by Mr. Thompson, (ii) 13,388 Restricted Stock Units and (iii) 141,684 Shares subject to options.  Not included are (a) 6,775 Restricted Stock Units, one-half of which will vest on each of May 23, 2011, and May 23, 2012, (b) 33,334 Restricted Stock Units, one-half of which will vest on each of October 13, 2010, and October 13, 2011, (c) 40,000 Restricted Stock Units, 10,000 of which will vest on May 13, 2011, and 30,000 of which will vest on May 13, 2012, (d) 35,800 Shares subject to options, all of which will vest on May 22, 2011, (e) 25,850 Shares subject to options, one-half of which will vest on each of May 22, 2011 and May 22, 2012, (f) 131,667 Shares subject to options, one-half of which will vest on each of October 31, 2010 and October 31, 2011, and (g) 200,000 Shares subject to options, 50,000 of which will vest on May 13, 2011 and 150,000 of which will vest on May 13, 2012.

(9)
Consists of (i) 4,000 Shares owned by Mr. Buster and (ii) 63,334 Shares subject to options.  Not included are (a) 66,666 Shares subject to options, one-half of which will vest on each of October 31, 2010, and October 31, 2011, and (b) 120,000 Shares subject to options, 30,000 of which will vest on May 13, 2011 and 90,000 of which will vest on May 13, 2012.

(10)
Consists of (i) 525 Shares owned by Mr. Anderson, (ii) 35,939 Shares owned by the trust of Mr. Anderson’s spouse, (iii) 214 Shares held in DTG’s 401(k) plan and (iv) 97,467 Shares subject to options.  Not included are (a) 12,054 Shares subject to options, all of which will vest on January 31, 2011, (b) 83,333 Shares subject to options, of which one-half will vest on each of October 31, 2010, and October 31, 2011, and (c) 120,000 Shares subject to options, 30,000 of which will vest on May 13, 2011 and 90,000 of which will vest on May 13, 2012.

(11)
Consists of (i) 5,909 Shares owed by Ms. Vaniman, (ii) 4,522 Shares owned by Ms. Vaniman’s trust, (iii) 21,717 Shares subject to a deferral agreement between DTG and Ms. Vaniman, (iv) 919 Shares held in DTG’s 401(k) plan and (v) 35,000 Shares subject to options.  Not included are (a) 80,000 Shares subject to options, 20,000 of which will vest on May 13, 2011, and 60,000 of which will vest on May 13, 2012, (b) 30,000 Shares subject to options, one-half of which will vest on each of October 31, 2010, and October 31, 2011, and (c) 14,947 Shares subject to options which will vest on January 31, 2011.

(12)
Consists of (i) 5,562 Shares owned by Mr. Morris and (ii) 35,000 Shares subject to options.  Not included are (a) 80,000 Shares subject to options, 20,000 of which will vest on May 13, 2011 and 60,000 of which will vest on May 13, 2012, (b) 30,000 Shares subject to options, of which one-half will vest on each of October 31, 2010, and October 31, 2011, and (c) 7,715 Shares subject to options which will vest January 31, 2011.

INDEPENDENCE, MEETINGS, COMMITTEES AND
COMPENSATION OF THE BOARD OF DIRECTORS

Independence

The Board has determined that all of the director nominees, other than Chief Executive Officer and President Scott L. Thompson, who is an employee of DTG, are “independent” as defined by DTG policy and NYSE rules and regulations.  Specifically, the Board’s determinations of director independence were made in accordance with the categorical standards for director independence reflected in DTG’s Corporate Governance Policy adopted by the Board and located on DTG’s website at www.dtag.com under the heading “Corporate Governance.”

As a part of its review of the independence of directors, the Board considered the relationship of DTG with BMO Nesbitt Burns, of which Mr. Lumley serves as Vice Chairman.  Since 1999, BMO Nesbitt Burns has structured the financing for the Company’s Canadian vehicles.  BMO Nesbitt Burns was selected after a review of multiple financing proposals from other lenders.  Mr. Lumley has no involvement with this financing and none of his compensation at BMO Nesbitt Burns relates to this program.  In addition, Mr. Lumley is not in a management position at BMO Nesbitt Burns.  The Board also considered the amounts of various fees and interest payable by DTG to BMO Nesbitt Burns.  The Board then applied its categorical standards for independence and determined that DTG’s relationship with BMO Nesbitt Burns was in the ordinary course of business, and that because Mr. Lumley had no involvement in the financing, he would be treated as an independent director of DTG.  The Board also considered Mr. Neu’s interim service as acting Chief Financial Officer during the period from April 1, 2008 through May 23, 2008.  Due to the limited nature and scope of Mr. Neu’s service and consistent with NYSE guidance relating to directors’ service as interim officers of a listed company, the Board concluded that Mr. Neu’s service as acting Chief Financial Officer did not impair his independence.

Meetings and Committees

The Board has established certain standing committees, which are comprised solely of independent directors, to consider designated matters.  These committees of the Board are the Governance Committee, the Audit Committee and the Human Resources and Compensation Committee.  The Board annually selects from its members the members and chairman of each committee.  The following table sets forth the number of Board and committee meetings (including teleconference meetings) held in 2009, the members of each committee and the chairman of each committee:

Director	Board	Governance	Audit	Human Resources and Compensation
Thomas P. Capo (1)	Chair	X	X	X
Maryann N. Keller	X		X	X
Hon. Edward C. Lumley	X	X	X	Chair
Richard W. Neu	X	X	Chair
John C. Pope	X	Chair		X
Scott L. Thompson	X
Edward L. Wax (2)	X	X	X
Meetings Held in 2009	14	4	11	5

(1)	Mr. Capo is Chairman of the Board, presiding director, and is an ex-officio member of all Board committees.

(2)	Mr. Wax’s service on the Board ended on May 14, 2009 due to his retirement.

In 2009, each director attended 97% or more of the total of all meetings held by the Board and the committees on which he or she served.

The Board has adopted a Corporate Governance Policy and charters for each of the Board committees.  The Corporate Governance Policy and each committee charter are located on DTG’s website at www.dtag.com under the heading “Corporate Governance.”  DTG will provide, without charge, a copy of the Corporate Governance Policy and any committee charter to any stockholder upon written request.

At each regularly scheduled meeting of the Board, the non-management directors of DTG meet in executive session without members of management present.  These sessions are presided over by the independent Chairman of the Board, Mr. Capo.

Interested parties may communicate with the Chairman of the Board and with the independent directors in the manner described below under “Communications with Stockholders.”

Attendance at Annual Meetings of Stockholders

It is DTG policy that all directors should attend the Annual Meeting of Stockholders unless there are extenuating circumstances.  All of the DTG directors attended the Annual Meeting of Stockholders held on May 14, 2009.

Governance Committee

Independence and Charter

The Governance Committee is as of the date of this Proxy Statement comprised of four independent directors, Messrs. Capo (an ex-officio member), Lumley, Neu and Pope (chairman).  Each of the members is “independent” as defined by DTG policy and NYSE rules and regulations.

The Governance Committee evaluates the organization, function and performance of the Board and its committees, the qualifications for director nominees and matters involving corporate governance.  A more detailed description of the Governance Committee’s duties and responsibilities may be found in its charter adopted by the Board and located on DTG’s website at www.dtag.com under the heading “Corporate Governance.”

Consideration and Evaluation of Director Nominees

The Company has a policy with respect to the consideration of director candidates.  Under the policy, the Governance Committee establishes criteria for director nominees, screens candidates and recommends director nominees who are approved by the full Board.  The Governance Committee will consider director nominees suggested by its members, other directors, stockholders or other sources.  The Governance Committee may also retain a search firm (which may be paid a fee) to identify director candidates.  Director nominations by stockholders may be submitted at the times and in the manner described below under “Stockholder Proposals and Director Nominations for Next Annual Meeting.”

All candidates, including those recommended by stockholders, are evaluated on the same basis in light of their credentials and the needs of the Board and the Company.  The Governance Committee seeks directors with established records of accomplishment in areas relevant to the Company’s strategy and operations and who share characteristics identified in DTG’s Corporate Governance Policy as valuable to a well-functioning Board:  ability to apply independent judgment to a business situation; ability to represent broadly the interests of all of DTG’s stockholders and constituencies; the absence of any conflicts of interest that would interfere with the potential nominee’s loyalty to DTG and its stockholders; practical or academic experience in business, economics, government or the sciences (ideally, 15 or more years of experience including management responsibilities); and time to be an active member of the Board and one or more Board committees.  Under the Company’s policy, the Board takes into account principles of diversity.  While the policy does not prescribe diversity standards, as a matter of practice, the Board considers diversity in the context of the Board as a whole, including with respect to diversity of experience, geographic background, gender, race and age and current affiliations that may offer the Company exposure to contemporary business issues.  Candidates are also evaluated in light of Board policies, such as those relating to director independence and service on other boards, as well as considerations relating to the size and structure of the Board.

Audit Committee

Independence and Charter

The Audit Committee is, as of the date of this Proxy Statement, comprised of four independent directors, Mr. Capo (an ex-officio member), Ms. Keller, Mr. Lumley and Mr. Neu (chairman).  Each of the members is “independent” as defined by DTG policy and NYSE rules and regulations, and each of them is also “financially literate” as required by NYSE rules and regulations.  The Audit Committee was established in accordance with Section 3(a)(58)(A) of the Exchange Act.

The Audit Committee appoints the Independent Auditors, reviews and approves their fees for audit and non-audit services, and reviews the scope and results of audits performed by the Independent Auditors and by DTG’s internal auditors.  It also reviews corporate compliance matters and reviews the Company’s system of internal accounting controls, its significant accounting policies and its financial statements and related disclosures.  A more detailed description of the Audit Committee’s duties and responsibilities may be found in its charter adopted by the Board and located on DTG’s website at www.dtag.com under the heading “Corporate Governance.”

Audit Committee Financial Experts

The Board has determined that each of Mr. Capo, Ms. Keller and Mr. Neu is an “audit committee financial expert,” as defined by SEC rules.

Human Resources and Compensation Committee

Independence and Charter

The Human Resources and Compensation Committee is, as of the date of this Proxy Statement, comprised of four independent directors, Mr. Capo (an ex-officio member), Ms. Keller, Mr. Lumley (chairman) and Mr. Pope.  Each of the members is “independent” as defined by DTG policy and NYSE rules and regulations.

The Human Resources and Compensation Committee makes recommendations to the Board regarding DTG’s executive compensation program, as well as generally reviewing the human resources area for the Company, including its management development and succession.  As a part of its executive compensation function, it approves salaries, retirement benefits, incentive compensation awards and equity incentive grants for officers and senior executives, as well as corporate goals under performance-based compensation plans.  A more detailed description of the Human Resources and Compensation Committee’s duties and responsibilities may be found in its charter adopted by the Board and located on DTG’s website at www.dtag.com under the heading “Corporate Governance.”

Processes and Procedures for Consideration and Determination of Executive and Director Compensation

The Human Resources and Compensation Committee annually reviews the performance of all officers.  Executive officers also contribute to this review process by discussing executive performance with the Human Resources and Compensation Committee as requested.  The Human Resources and Compensation Committee makes all decisions regarding cash and equity awards for all officers of the Company after consultation with the other independent directors.  The Human Resources and Compensation Committee also reviews the performance and pay of the Chief Executive Officer and discusses its review with the Board.  As part of its compensation reviews, the Human Resources and Compensation Committee may use data obtained by Towers Watson, its independent compensation consultant.  The independent compensation consultant is engaged directly by the Human Resources and Compensation Committee and, in general, compiles information for, and makes presentations to, the Human Resources and Compensation Committee, and reviews compensation plans proposed by DTG.  It should be noted that the Risk and Financial Services Group of Towers Watson, performs separate work for DTG in relation to the valuation of insurance reserves.

This relationship and the work performed by the Risk and Financial Services Group are unrelated to the work performed by Towers Watson at the request of the Human Resources and Compensation Committee and, therefore, the Human Resources and Compensation Committee has determined that Towers Watson is independent with regard to its compensation consulting.  Further, all Towers Watson work for DTG must be pre-approved by the Human Resources and Compensation Committee.

The Human Resources and Compensation Committee also reviews the compensation for the Board and its committees.  In recommending such compensation to the Board, the Human Resources and Compensation Committee utilizes data furnished by Towers Watson.

The agenda for meetings of the Human Resources and Compensation Committee is determined by its Chairman with the assistance of the Chairman of the Board, Chief Executive Officer and Vice President-Human Resources.  Such meetings are regularly attended by the Chief Executive Officer and the Vice President-Human Resources.  At each meeting, the Human Resources and Compensation Committee also meets in executive session.  The Chairman of the Human Resources and Compensation Committee reports the committee’s recommendations on executive compensation to the Board.  Independent advisers and DTG’s human resources department support the Human Resources and Compensation Committee in its duties and such department may be delegated authority to fulfill certain administrative duties regarding the Company’s compensation programs.  The Human Resources and Compensation Committee has authority under its charter to retain, approve fees for and terminate consulting firms as it deems necessary to assist in the fulfillment of its responsibilities.

Compensation Committee Interlocks and Insider Participation

Directors Thomas P. Capo (ex-officio), Maryann N. Keller, Edward C. Lumley and John C. Pope served as members of the Human Resources and Compensation Committee in 2009.  None of the foregoing directors has ever been an officer or employee of DTG or has had any relationship requiring disclosure by DTG as a related party transaction.

Report of Audit Committee

Meetings With Management, Internal Auditors and Independent Auditors

The Audit Committee reviewed and discussed the audited financial statements and effectiveness of internal controls with management, internal auditors and the Independent Auditors, Deloitte & Touche LLP.  Based on these discussions and its other work, the Audit Committee recommended that the Board include the audited consolidated financial statements in DTG’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009.

The Audit Committee also has met and held discussions with management, internal auditors and the Independent Auditors regarding various topics in addition to matters related to financial statements.

The discussions with Deloitte & Touche LLP also included the matters required by the Statement on Auditing Standards No. 114, The Auditor’s Communication with Those Charged with Governance.

In addition, Deloitte & Touche LLP has provided to the Audit Committee the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the firm’s communications with the Audit Committee concerning independence, and the Audit Committee has discussed the firm’s independence with the firm.

Responsibility

The Audit Committee is not responsible for either the preparation of the financial statements or the auditing of the financial statements.  Management has the responsibility for preparing the financial statements and implementing, maintaining and evaluating the effectiveness of internal controls and the Independent Auditors have the responsibility for auditing financial statements and evaluating the effectiveness of the internal controls.  The Audit Committee has relied, without independent verification, on management’s representation that the financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States of America and on the representations of the Independent Auditors included in their report on DTG’s financial statements.

THE AUDIT COMMITTEE

Richard W. Neu, Chairman
Thomas P. Capo, ex-officio
Maryann N. Keller
Edward C. Lumley

March  24, 2010

Compensation

Board Compensation has historically consisted of a combination of cash, equity grants and vehicle privileges.  During 2008 and 2009, the target value of the total independent director compensation was significantly lower than in prior years due to the declining Share price and the elimination of one of the two vehicles provided to the directors for their personal use.  As is more particularly discussed below, the director compensation for 2010 was modified to reflect current market practice, including the elimination of meeting fees and the vehicles provided to the directors for their personal use.

Board Meeting Fees, Committee Meeting Fees and Retainers

In 2009, the independent directors were each paid an annual board retainer of $35,000, in quarterly installments of $8,750.  They were also paid an attendance fee of $1,000 for each meeting of the Board and for each meeting of a Board committee of which they are members.  The foregoing payments were required to be paid in Common Stock until the director met DTG’s stock ownership guidelines described below.  Upon meeting the guidelines, directors were able to receive remaining payments in their choice of cash or Common Stock.  All current directors have met DTG’s stock ownership guidelines.

In addition to the annual retainer and meeting fees described above, the Governance Committee chairman was paid an annual retainer of $5,000, in quarterly cash installments of $1,250.  The Human Resources and Compensation Committee chairman was paid an annual retainer of $7,500, in quarterly cash installments of $1,875.  The Audit Committee chairman was paid an annual retainer of $10,000, in quarterly cash installments of $2,500.  Mr. Capo is the non-executive Chairman of the Board.  Mr. Capo’s compensation for services rendered as Chairman was $150,000 for the fiscal year ended December 31, 2009.

Effective as of January 1, 2010, the annual compensation program for independent directors provides that for each fiscal year of service, each independent director will receive an annual retainer of $60,000 in the form of cash, paid in quarterly installments of $15,000 each, and $90,000 in the form of equity compensation, discussed below.   The Company will no longer pay separate meetings fees but will continue to pay chairman fees as discussed above.  The new compensation program was approved by our directors on January 27, 2010 on the recommendations of the Human Resources and Compensation Committee following its annual independent director compensation review required by its charter and the Company’s Corporate Governance Policy.

Directors were permitted to elect in advance to defer all or any portion of their compensation that was to be paid in Common Stock.

Restricted Stock Grants

On January 29, 2009, each independent director was granted 28,455 Restricted Stock Units under the Plan having an aggregate grant date fair value of $35,000, with the exception of Mr. Wax, who was granted 10,447 Restricted Stock Units having an aggregate grant date fair value of $12,850, in anticipation of his retirement from the Board.  The number of Restricted Stock Units granted was calculated on the basis of the closing price per Share on the day of the grant ($1.23).  The Restricted Stock Units vested on December 31, 2009, with the exception of the grant to Mr. Wax, which vested on May 14, 2009.  Beginning in 2010, each independent director will receive a retainer in the form of Restricted Stock Units with a grant date fair value of $90,000 in addition to the cash retainer discussed above.  Accordingly, on January 27, 2010, each independent director was granted 3,560 Restricted Stock Units having an aggregate grant date fair value of $90,000 and which will vest on December 31, 2010.

Prior to 2010, directors were permitted to elect in advance to receive payment of the Restricted Stock Units on the date of vesting either in cash or Common Stock.  Effective January 2010, Restricted Stock Units will be settled exclusively in Common Stock.

Other

In 2009, DTG made available to each independent director one vehicle for personal use while serving as a director of DTG, including the cost of routine maintenance, tags and insurance coverage.  Effective January 1, 2010, this benefit was eliminated.  DTG will continue its policy of furnishing rental cars for short-term use for product and service evaluation to each director.  In the event of a change in control of DTG or retirement from the Board with five years or more of service, each director is permitted the use of rental cars for product and service evaluation for the life of the director.

No Employee Director Compensation or Benefits

DTG does not pay compensation or provide benefits for service to any director solely in such capacity who is also an officer or employee of the Company, except that Mr. Thompson, as a director, is entitled to the use of rental cars for product and service evaluation for life if he retires from the Board with five or more years of service or following a change in control of DTG.

Director Compensation Table

The following table provides certain summary information concerning compensation of the independent directors for the fiscal year ended December 31, 2009:

2009 DIRECTOR COMPENSATION

Name (a)	Fees Earned or Paid in Cash ($) (b)	Stock Awards ($) (c)(1)	Option Awards ($) (d)(2)	Non-Equity Incentive Plan Compensation ($) (e)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (f)	All Other Compensation ($) (g)(3)	Total ($) (h)
Thomas P. Capo	219,000	35,000	--	--	--	17,407	271,407
Maryann N. Keller	63,000	35,000	--	--	--	21,358	119,358
The Hon. Edward C. Lumley	70,500	35,000	--	--	--	25,757	131,257
Richard W. Neu	69,000	35,000	--	--	--	3,152	107,152
John C. Pope	63,000	35,000	--	--	--	13,154	111,154
Edward L. Wax	28,981	12,850	--	--	--	14,129	55,960

(1)
The amount shown in column (c) for each director reflects the grant date fair value attributable to the Restricted Stock Unit awards (28,455 Restricted Stock Units for each independent director except Mr. Wax, who was awarded 10,447 Restricted Stock Units in anticipation of his retirement) in accordance with Accounting Standards Codification Topic 718, “Compensation – Stock Compensation” (“ASC 718”).  The grant date fair value was determined as of the grant date of January 29, 2009, based on a closing Share price of $1.23.  As a result of the substantial increase in the price of the Shares as a result of the Company’s performance in 2009 (an approximately 2,250% Share price increase during calendar year 2009), the value of the Restricted Stock Units awarded to each director on the vesting date of December 31, 2009 was $728,733 (or $46,385 on May 14, 2009, the vesting date for Mr. Wax) based on the closing Share price of $25.61 (or $4.44 in the case of Mr. Wax).  As permitted by the Company’s policy, and based on the elections made in 2008, Messrs. Neu and Lumley received cash in lieu of Shares for such Restricted Stock Units.

(2)
Since May 2002, no independent director has been awarded Option Rights.  As of December 31, 2009, the amount of outstanding Option Rights that are fully vested but not yet exercised by the current directors were as follows:  (a) Mr. Lumley (15,000) and (b) Mr. Pope (15,000).  As of the date of his retirement, Mr. Wax had 15,000 Option Rights that were fully vested but not exercised.

(3)
The amount shown in column (g) for each director reflects the aggregate incremental cost to the Company attributable to the personal use by each director of one vehicle, including the cost of the lease, and the costs of routine maintenance, tags and insurance coverage.  The cost of a vehicle to the Company is determined by using its annual lease value.  For a vehicle provided to a director for only part of the year, the annual lease value is prorated for the number of days of use.  This personal vehicle use benefit was discontinued for all independent directors on December 31, 2009.

Stock Ownership Guidelines

The Company’s current stock ownership guidelines require each independent director of DTG to hold at least 20,000 Shares.  Directors are generally given five years from commencing service on the Board to meet the stock ownership guidelines.  All of the current independent directors meet or exceed these guidelines.

Leadership Structure of the Board

Mr. Capo, a non-employee independent director, has served as DTG’s Chairman of the Board since 2003, while Mr. Thompson serves as our Chief Executive Officer and President.  Separating these positions allows our Chief Executive Officer to focus on our day-to-day business, while allowing the Chairman of the Board to lead the board in its fundamental role of providing advice to, and independent oversight of, management. The Board recognizes the time, effort and energy that the Chief Executive Officer is required to devote to his position in the current business environment, as well as the commitment required to serve as our Chairman.  While DTG’s By-laws and Corporate Governance Policy do not require that our Chairman and Chief Executive Officer positions be separate, the Board believes that having separate positions and having an independent director serve as Chairman of the Board is the appropriate leadership structure for the Company at this time and demonstrates the Company’s commitment to good corporate governance.

Board’s Role in Risk Oversight

The Board as a whole has responsibility for risk oversight, with reviews of certain risks and exposures being delegated as described below to Board committees that report on their deliberations to the full Board.  The oversight responsibility of the Board and its committees is supported by management reporting processes that are designed to surface key risk exposures and assist the Board in evaluating them in light of the Company’s overall risk profile and in assessing the scope and effectiveness of risk management and mitigation initiatives.  The Audit Committee plays a principal role in evaluating the process by which the Board and its committees exercise their oversight responsibilities with respect to risk.  The Board believes that its leadership structure, which includes a non-executive chairman, facilitates an independent assessment of the Company’s risk profile and major risk exposures.

The Board’s oversight focuses on four principal areas of risk:  strategic; financial; operational; and compliance and regulatory.  The Board annually conducts an in-depth review of the business, which addresses strategic and other key risks that could materially affect execution of the Company’s plans.  This review is supplemented throughout the year with regular management presentations that highlight material risks and exposures and related initiatives.  In addition, the Board and its committees have, as needed or appropriate, executive sessions with management personnel responsible for certain areas of risk.  For example, the head of internal audit and the Chief Financial Officer each meet separately with the Audit Committee periodically, without any other management personnel present.

Oversight of risks directly relating to the responsibilities of the Board’s committees is undertaken at the committee level.  The allocation of risk oversight among the Board’s committees is as follows:

Audit Committee	Risks and exposures associated with financial matters, particularly credit and liquidity matters, financial reporting, accounting, tax, internal control over financial reporting and ethics matters.

Governance Committee	Risks and exposures relating to corporate compliance, legal and regulatory matters.

Human Resources and Compensation Committee	Risks and exposures associated with the Company’s compensation programs and arrangements, leadership development and management succession planning.

Communications with Stockholders

Stockholders may send communications to the Board, or to any individual director or the non-management or independent directors as a group.  Such communications should be addressed to the Secretary at Dollar Thrifty Automotive Group, Inc., 5330 East 31st Street, Tulsa, Oklahoma 74135.  All such communications received by the Secretary will be forwarded to the Chairman of the Board and to the Chief Executive Officer.  The Secretary and the Chairman of the Board will review the communications and determine whether or not it is appropriate to forward the communications to the Board or any director or group of directors.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

2009 Overview

After an extremely difficult year in 2008, the Company faced unprecedented challenges as it began 2009, including:

•	the potential bankruptcy of what had historically been the Company’s largest supplier of vehicles and the most significant debtor to the Company;
•	the recessionary economic environment, which severely depressed consumer demand in the travel industry, as well as continued constrained credit markets;
•
a potential liquidity crisis resulting from the Company’s inability to comply with covenants under its senior secured credit facilities and its inability to access credit markets, particularly the asset backed securitization market;

•
the potential bankruptcy of one or more of the monoline or bond insurers that provide credit support for the Company’s asset backed medium term notes, which, if such bankruptcy had occurred, could have triggered an early amortization of the Company’s obligations under the notes, requiring a more rapid repayment; and

•	potential delisting from the NYSE due to the Company’s depressed Share price and its inability to meet the minimum listing standards as a result.

Given these circumstances, management of the Company was required to execute a business plan that involved stabilizing the Company’s operations in a depressed operating environment, while at the same time working to maximize liquidity in order to survive the economic downturn and position the Company for future success.

The Human Resources and Compensation Committee determined that it would need to take extraordinary measures in 2009 in order to ensure the engagement and continuity of the newly retained management team as they addressed the significant issues facing the Company.  The Company implemented a two-pronged program for the named executive officers that (i) modified the cash bonus plan established in October 2008 to provide both retentive and performance components and (ii) provided the named executive officers with special equity grants vesting over three years to align their interests with the interests of our stockholders.  The retention element of the cash bonus plan provided the named executive officers with the ability to earn a guaranteed portion of the regular annual cash bonus if they remained employed by the Company through December 31, 2009, as their continued employment was deemed essential to the successful turnaround of the Company, particularly in light of the significant reduction in the number of officers in the fourth quarter of 2008.  The performance component of the cash bonus plan was designed to provide additional incentive compensation in excess of the retention bonus payments in the event the Company was able to exceed certain financial targets, with such performance bonuses capped at a pre-determined level.

While the Human Resources and Compensation Committee took the above actions to reward positive short- and long-term performance, the committee also chose not to increase base pay for named executive officers in 2009.

Management of the Company believes that it successfully executed its plan to navigate through the economic downturn while positioning the Company for long-term prosperity.  The Company streamlined its operations and returned them to profitability through a number of key initiatives including improvements in revenue and fleet management processes, cost reduction and cost efficiency initiatives, re-franchising of non-strategic locations and performance management initiatives in the area of personnel management.  As a result of these initiatives, the Company was able to generate a corporate earnings before interest, taxes, depreciation and amortization (“Corporate Adjusted EBITDA”) of $99.4 million in 2009, a $101.7 million improvement from the $2.3 million loss reported in 2008.  In addition to these operating performance improvements, the Company was able to diversify its fleet investment for the first time in the Company’s history, reducing its dependence on Chrysler, by executing vehicle supply agreements with General Motors, Ford Motor Company and Nissan.  The Company favorably resolved its credit facility issues during 2009, and as a result of the significant recovery in its Share price, was able to recapitalize the Company in the fourth quarter of 2009 through a successful secondary equity offering, raising an additional $120 million of capital.  The Company ended 2009 with profitable operations, substantial liquidity and a Share price that had improved from $1.09 on December 31, 2008 to $25.61 on December 31, 2009, an increase of approximately 2,250%.

As a result of the Company significantly exceeding the financial targets under the cash incentive plan for 2009, the named executive officers were paid cash bonuses at the maximum amounts determined under the plan.  In addition, the Human Resources and Compensation Committee believes that the grants of Option Rights made in May 2009 provided, and continue to provide, a strong incentive to improve the Company’s Share price.  The resulting value of the Option Rights reflects the Company’s improved Share price and return to stockholders during 2009.

In the aggregate, the Human Resources and Compensation Committee believes that the actions taken in 2009 were necessary in light of the existing business conditions, that the retention and engagement of the remaining management team through these actions helped position the Company for future success, and that the actions were a key factor in driving the superior return to stockholders realized during 2009.

Objectives of Compensation Program

The Human Resources and Compensation Committee is guided by the following key objectives in determining the compensation of the Company’s executives (Staff Vice President level and higher employees):

Competitive Pay

Compensation should reflect the competitive marketplace so that the Company can attract, retain and motivate high-caliber executives.  However, in light of the challenging period facing the Company in 2009, the Human Resources and Compensation Committee did not engage or commission the preparation of compensation data for benchmarking or other purposes.  In 2009, base salaries of the officers and the percentage for individual awards under the cash incentive plan were not adjusted, and the incentive compensation plan was determined based solely on considerations of management retention, individual performance and Company performance, and not on any benchmarking data.

Accountability for Business Performance

Compensation should be tied largely to overall Company financial and operating performance, so that executives are held accountable through their compensation for achievement of Company financial and operating results.

Accountability for Individual Performance

Compensation should also be tied to the individual’s performance to encourage and reflect individual contributions to the Company’s performance.

Alignment with Stockholder Interests

Compensation should reflect DTG’s Common Stock performance through equity-based incentives, such as Performance Shares, Performance Units, Restricted Stock, Restricted Stock Units and Option Rights, to align the interests of executives with those of the DTG’s stockholders.

Design and Risk Mitigation

DTG’s executive compensation program is designed to clearly and fairly relate pay to performance, with the objective of creating long-term stockholder value.  DTG’s executive compensation program is also designed to match pay practices with corporate goals.  Each year, the Human Resources and Compensation Committee establishes annual cash incentive award levels and considers the grant of long-term equity incentive compensation awards under the Plan.  At the end of each year, the Human Resources and Compensation Committee conducts a full review of the elements of compensation and compares those elements to DTG’s key objectives.

A primary objective of DTG’s executive compensation-program is to encourage and reward performance by the executives, including the named executive officers, that meets or exceeds our financial and operational performance goals, without encouraging the taking of excessive risks that could be detrimental to the interests of DTG’s stockholders.  Further, the Company strives to develop overall compensation packages that include a variety of short- and long-term awards, as well as a balanced mix of cash and equity incentives.  Performance targets for our performance-based awards, whether cash or equity, are established to encourage the executives, including the named executive officers, to maximize DTG’s performance over the long-term, as opposed to focusing on short-term profits.

The Human Resources and Compensation Committee believes that the compensation decisions for 2009 were aligned with these objectives.

Participants in Compensation Decisions

The following table identifies the various individuals and groups who participate in decision making for DTG’s executive compensation program and their duties in 2009 in connection with such participation.

Participant		Duties
Human Resources and Compensation Committee	· · · ·

Reviewed the performance of the Chief Executive Officer, the other named executive officers and other select members of the executive group

Approved the compensation of the Chief Executive Officer and discussed its review with the Board

Made all decisions regarding cash and equity award plans for executives after consultation with other independent directors

Consulted with Towers Watson, its independent compensation
consultant, as a part of all compensation reviews

Chief Executive Officer	·	Contributed to the review process of select members of the executive group
Towers Watson	· · · ·

Worked directly for the Human Resources and Compensation
Committee

Reviewed the Company’s compensation programs, including
whether the Company’s compensation programs are reasonably
likely to have a materially adverse effect on the Company

Reviewed all presentation materials developed by DTG management

Consulted with, asked questions of and provided comments to DTG management and the Human Resources and Compensation
Committee regarding all compensation plans, presentations,
proposed actions, documents and related materials

Vice President, Human Resources	·	Based on approval of the Human Resources and Compensation Committee, prepared recommendations for cash and equity awards for review by Towers Watson

Comparative Data and Benchmarking

Due to the difficult year in 2008 and the challenges facing the Company in 2009 as discussed previously under the heading of “2009 Overview,” the Human Resources and Compensation Committee determined that the salaries and target annual bonus opportunities for the named executive officers would not be adjusted.  The grant date value of the option awards made in 2009 was significantly less than the value of previous long-term incentive awards due to the decline in DTG’s Share price.  Given these factors, no market pay data against which to compare was prepared for, or reviewed by, the Human Resources and Compensation Committee, and the Human Resources and Compensation Committee did not engage in external benchmarking with respect to any element of executive compensation.

Internal Pay Equity

Compensation levels are based on competitive considerations, individual performance over time, overall financial results and job duties and responsibilities.  Accordingly, Mr. Thompson has the highest compensation among the named executive officers.  Messrs. Anderson, Buster and Morris and Ms. Vaniman, each an Executive Vice President, have similar compensation opportunities according to their responsibilities.  Our Human Resources and Compensation Committee believes that this similar compensation opportunity among our Executive Vice Presidents encourages their collaboration, support and team effort, and is consistent with the Company’s overall compensation philosophy.

General Information Regarding Elements of Compensation

The Company’s executive compensation objectives are achieved through five elements: base salary, cash incentive compensation, long-term incentive compensation, retirement benefits and other compensation (including perquisites).  In 2009, DTG used these elements of compensation to create an overall executive compensation program that included no salary increases, and focused on short-term incentives in the form of cash incentive compensation and long-term incentives in the form of Option Rights.  DTG believes the use of these various compensation elements provides the proper balance between short- and long-term performance equity and cash compensation, financial and market metrics, and corporate and individual results, ultimately leading to a strong alignment of the long-term interests of executives with the long-term interests of stockholders.  There is no pre-defined allocation of value between short- and long-term pay or cash and equity compensation, but decisions are made with a focus on the majority of compensation being long term and performance based.

Discussion of Elements of Compensation

Base Salary

As previously discussed, no market salary data was requested or reviewed by the Human Resources and Compensation Committee for 2009, and the base salaries of the named executive officers were not increased in 2009.

2009 Cash Incentive Compensation

1.           Cash Incentive Plan

For 2009, DTG established a cash incentive plan for executives (the “Cash Incentive Plan”), including the named executive officers, based on the Company’s Corporate Adjusted EBITDA.  With 2008 Corporate Adjusted EBITDA being recorded as a $2.3 million loss, the Cash Incentive Plan set forth a minimum Corporate Adjusted EBITDA of $27.5 million, which had to be obtained prior to any payment under the plan.  The Cash Incentive Plan also set forth a target Corporate Adjusted EBITDA level of $45.6 million, which, if achieved, would result in 100% payout of the target award, and a cap on the amount (150% of target) that could be paid at $69.2 million Corporate Adjusted EBITDA, regardless of the actual growth of the Company’s Corporate Adjusted EBITDA.

While a Corporate Adjusted EBITDA-based plan is sufficient for establishment of the cash incentive compensation, the actual compensation awards for the named executive officers are determined at the discretion of, and subject to adjustment by, the Human Resources and Compensation Committee.  The cash incentive compensation is allocated to executive participants based on individual award levels and adjusted to reflect individual performance prior to the award being finalized, if appropriate.  The target award levels differ by participant based on the responsibilities of the positions held by each such participant.  In addition, the annual incentive compensation plan includes a mechanism for recovery of awards where a participant engages in certain detrimental activities, including competing with DTG, solicitation of employees for other employment, disclosure of confidential information, activity that results in termination for cause, any conduct determined to be harmful to the DTG or conduct that causes the need for restatement of any financial statements or financial results of DTG.

The Cash Incentive Plan resulted in the payment to the named executive officers of the maximum payment potential of 150% of the target award due to the Company’s Corporate Adjusted EBITDA performance of $99.4 million.

Corporate Adjusted EBITDA is not defined under GAAP and should not be considered as an alternative measure of the Company’s net income, operating performance, cash flow or liquidity.  The Company believes Corporate Adjusted EBITDA is important as it provides investors with a supplemental measure of the Company’s liquidity by adjusting earnings to exclude non-cash items.  Corporate Adjusted EBITDA amounts may not be comparable to similar measures disclosed by other companies.  For a further discussion of Corporate Adjusted EBITDA and a reconciliation of Corporate Adjusted EBITDA to the most directly comparable GAAP financial measure, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Use of Non-GAAP Measures For Measuring Results” in DTG’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009, as filed with the SEC.

2.           Retention Plan

In October 2008, in response to challenging market conditions and significant internal restructuring at the executive level and below, DTG adopted a retention bonus plan (the “Retention Plan”) pursuant to which selected employees, including the named executive officers, had the opportunity to earn a cash bonus based on a percentage of the executive’s base salary if the executive remained continuously employed by the Company through December 31, 2009.  The Retention Plan also provided that each named executive officer was only eligible to receive the greater of his or her retention bonus under the Retention Plan or the bonus he or she earned under the Cash Incentive Plan described above.  Since the Cash Incentive Plan awards exceeded those under the Retention Plan, no Retention Plan bonuses were paid to the named executive officers or any other employees of the Company.

Long-Term Incentive Compensation

DTG provides the named executive officers with long-term incentive compensation pursuant to the Plan.  The Plan is intended to primarily provide equity-based incentives to executives and directors of the Company that serve to align their interests with those of stockholders.  DTG adopted the Plan to encourage participants to focus on long-term Company performance and to provide an opportunity for executive officers and certain designated key employees to increase their stake in the Company through grants of equity and equity-based compensation.  Pursuant to the Plan, the Human Resources and Compensation Committee has the discretion to grant Option Rights, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units and other equity and equity-based awards.

1.  Options and Restricted Stock Units

The Human Resources and Compensation Committee deemed it essential that management interests be aligned with the interests of DTG stockholders and that it was necessary to take actions to ensure the continuity of the newly retained management team during the challenging period the Company was facing during 2009.  In May 2009, the Company requested that the stockholders approve the addition of 1,300,000 Shares to the Plan.  Upon stockholder approval given at the annual meeting, the Human Resources and Compensation Committee granted most of the additional Shares to the executives of the Company, including the named executive officers.  These awards were granted to provide greater incentive to create value for all stockholders, recognize the management transition and provide incentive to the newly retained management team to remain in place through the restructuring process.  The Option Rights awarded in May 2009 were at fair market value on the grant date and vest over three years as follows:  20% on each of the first and second anniversaries of the grant date, and 60% on the third anniversary of the grant date.  As part of the approval process, and to address potential stockholder concerns regarding the dilutive impact of the equity grants, the Board committed to the stockholders that for the three years commencing January 1, 2009, it would not award grants greater than 3.18% of the average number of Shares it believes will be outstanding over such three-year period.  In addition to Option Rights, Mr. Thompson was awarded 50,000 Restricted Stock Units in 2009, which vest over three years in the same proportion as the grants of Option Rights discussed above.  The Restricted Stock Units were granted to recognize limitations on the number of Option Rights that could be provided to Mr. Thompson under the terms of the Plan.

2.  Performance Shares

In 2007, target Performance Shares were granted under the Plan to executives including the named executive officers, other than Messrs. Thompson and Buster (who were not employed by DTG on the grant date) relating to the 2007-2009 Performance Period.  The management objectives used to determine the number of Performance Shares ultimately earned for the 2007-2009 Performance Period were (a) DTG’s total shareholder return (“TSR”) performance compared to companies included in the Russell 2000 Index during the Performance Period, (b) increasing non-airport revenue, (c) maintaining market share at the top 100 U.S. airports, (d) providing consistent customer service as measured by an internal customer dissatisfaction index metric (“CDI”) and (e) increasing customer retention as measured by an internal customer retention index (“CRI”) metric.  The management objectives are calculated as follows:

           (a)           The TSR award (a market-based condition) is determined by DTG’s TSR results versus certain companies which are in and remain in the Russell 2000 Index during the Performance Period.  The TSR for each company is calculated by using the average stock price for the trading days in December 2009, plus any dividends paid, and then dividing by the average stock price for the trading days in December 2006.

           (b)           The non-airport revenue growth award is determined by revenue growth  set in the 5-year business plan pertaining to the Performance Period.

           (c)           The market share goal award is based on a measurement year beginning on October 1 and ending on September 30, and uses the cumulative revenues of the Dollar brand and the Thrifty brand compared to total revenues at the applicable airports.

           (d)           The CDI target is to achieve a rating of no more than 5.5 in 18 calendar months during the Performance Period.

           (e)           The CRI goal is to increase the number of customers likely to rent from the Company by 15% from the base year CRI of 53.5%.

If the TSR calculations result in a payout of 0%, then the payment for all metrics will be 0%.  If the TSR calculations result in a payout greater than 0%, then the five award percentages computed above are added together to form the final adjustment factor, which will be applied to the grant of Performance Shares to arrive at the actual number of Shares to be issued.

Based on the results of the objectives for the 2007-2009 Performance Period, 71.8% of the established Target Performance Shares were awarded to the executives in the Plan, including Mr. Anderson (7,325 Shares), Mr. Morris (3,231 Shares) and Ms. Vaniman (5,027 Shares).  All remaining Target Performance Shares of such individuals were forfeited.  The table below shows the calculations behind the payout discussed above.

Measurements	Threshold	Target	Maximum

Total Shareholder Return - 50% of Payout

Percentile in Russell 2000	20th	35th	50th	65th	80th

Common Stock Earned (% of Target)	0%	25%	50%	75%	100%

Performance of 1,512 remaining Russell 2000	-70.6%	-53.0%	-36.0%	-20.2%	0.5%

DTG Return		-47.6%
DTG Payout		33.0%

Non-Airport Revenue Growth - 10% of Payout ($ in millions)

Revenue Growth % (Business Plan)	80% BP	90% BP	100% BP	110% BP	120% BP
Revenue Growth $	$70.25	$79.03	$87.81	$96.59	$105.37

Common Stock Earned(% of Target)	0%	5%	10%	15%	20%

DTG Net Growth	$27.06
DTG Payout	0%

Market Share Growth - 20% of Payout

Market Share Growth %	-0.50%	-0.25%	0%	1%	2%
Market Share Target	12.36%	12.46%	12.55%	12.93%	13.32%

Common Stock Earned(% of Target)	0%	10%	20%	30%	40%

DTG Actual Mkt Share			12.79%
DTG Payout			26.30%

Customer Dissatisfaction Index - 10% of Payout

Months with CDI less than or equal to 5.5	6	12	18	24	30

Common Stock Earned (% of Target)	0%	5%	10%	15%	20%

Actual Months <= 5.5			21
DTG Payout			12.5%

Customer Retention Index - 10% of Payout

CRI %	53.50%	57.25%	61.00%	62.50%	64.00%

Common Stock Earned (% of Target)	0%	5%	10%	15%	20%

2009 Performance Avg	48.70%
DTG Payout	0%

Total Payout	71.8%

Performance Units granted to our named executive officers in 2008 in respect of the 2008-2010 Performance Period also continue to remain outstanding.  There is no Performance Share Plan for the 2009-2011 Performance Period.

Supplemental Retirement

Effective January 1, 2009, DTG adopted a deferred compensation plan (the “2009 Deferred Compensation Plan”) to (i) replace certain existing deferred compensation arrangements that had not been funded since 2006 and (ii) provide a more streamlined approach, with lower administrative costs, that permits the Company’s executives, including the named executive officers, to participate in the same deferred compensation plan.  The 2009 Deferred Compensation Plan is intended to provide an equitable program for retirement income and retention for executives of the Company, including the named executive officers, and provides for an aggregate annual contribution by the Company in respect of each participant of an amount equal to 15% of the executive’s base salary, contributed in quarterly installments.  All contributions by the Company are immediately 100% vested.

DTG has established a single non-qualified trust to provide a source of payment for benefits under the 2009 Deferred Compensation Plan.  Separate accounts are maintained for each participant of the 2009 Deferred Compensation Plan and the Bank of Oklahoma, N.A., is the trustee.

Other

As of March 31, 2009, DTG eliminated personal car usage privileges for its executives, and instead provides car allowances, resulting in a reduction in expenses such as potential loss expense, insurance, maintenance and vehicle license costs.

         Change in Control Arrangements

            There are no employment contracts or non-compete agreements with any officer, including the named executive officers.  DTG has entered into a change in control agreement with Mr. Thompson (the “Employment Continuation Agreement”) as well as a change in control plan for other executive officers, including the other named executive officers (the “Employment Continuation Plan”).  The Employment Continuation Agreement and the Employment Continuation Plan are designed to promote stability and continuity of executives in the event of a transition in corporate control.  Information regarding applicable payments under such Employment Continuation Agreement and Employment Continuation Plan for the named executive officers is provided below under the heading “Potential Payments Upon Termination or Change in Control.”  The Company believes these agreements are in line with typical market practice and provide value to the stockholders.

Impact of Accounting and Tax Treatment on Compensation

Accounting Treatment

The Human Resources and Compensation Committee is aware of the accounting treatment accorded to DTG’s compensation program.  However, the treatment has not been a significant factor in such compensation program or in the decisions of the Human Resources and Compensation Committee concerning the amount or type of compensation.

Section 162(m) of the Code

Pursuant to Section 162(m) of the Code, publicly-held corporations are prohibited from deducting compensation paid to the named executive officers, as of the end of the fiscal year, in excess of $1 million, unless the compensation is “performance-based.”  Generally, it is the Human Resources and Compensation Committee’s policy that the long-term incentive compensation paid to executive officers qualify for deductibility to the extent not inconsistent with DTG’s fundamental compensation policies.  In furtherance of this policy, the Company has in the past, and is requesting this year, that the stockholders re-approve the performance measures that may be used under the Plan in future years to satisfy the performance-based compensation requirements of Section 162(m) of the Code.

With respect to the annual bonus plan, in recent years the Company has determined that its need for flexibility in designing an effective compensation plan to meet our objectives and to respond quickly to marketplace needs has outweighed its need to maximize the deductibility of its annual compensation.  The Human Resources and Compensation Committee will review this policy from time to time.

Common Stock Ownership Guidelines

DTG maintains Common Stock ownership guidelines to more closely align the interests of executives, including the named executive officers, with those of stockholders, ranging from one half of the annual base salary for the most junior executives to five times the annual base salary for the Chief Executive Officer if he or she is also serving as a director.  Generally, each executive has five years from the later of (i) the date of hire and (ii) the date of promotion within which to attain the ownership guidelines set for his or her position.

As of the date of this Proxy Statement, each named executive officer is in compliance with the Common Stock ownership guidelines.

Compensation Committee Report

The Human Resources and Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Human Resources and Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

THE HUMAN RESOURCES AND
COMPENSATION COMMITTEE

Hon. Edward C. Lumley, Chairman
Thomas P. Capo, ex-officio
Maryann N. Keller
John C. Pope

March  24, 2010

Summary Compensation Table

The following table provides certain summary information concerning compensation of DTG’s Chief Executive Officer and each of the other named executive officers of DTG for the fiscal year ended December 31, 2009.

2009 SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
(a)	(b)	(c)	(d)	(e)(1)	(f)(1)	(g)(2)	(h)	(i)(3)	(j)
Scott L. Thompson, Chief Executive Officer, President and Director	2009 2008	550,000 241,731	---- ----	222,000 370,040	741,405 383,088	825,000 ----	---- ----	125,084 68,920	2,463,489 1,063,779
H. Clifford Buster III, Senior Executive Vice President and Chief Financial Officer	2009 2008	300,000 50,769	---- ----	---- ----	444,843 41,430	337,500 ----	---- ----	82,506 10,141	1,164,849 102,340
R. Scott Anderson, Senior Executive Vice President, Global Operations	2009 2008 2007	425,000 379,082 368,149	---- ---- ----	---- 145,817 478,380	444,843 183,728 ----	478,125 ---- ----	---- ---- ----	83,897 38,292 201,943	1,431,865 746,919 1,048,472
Vicki J. Vaniman, Executive Vice President and General Counsel	2009 2008	285,000 272,885	---- ----	---- 180,802	296,562 170,158	256,500 ----	---- ----	61,060 35,423	899,122 659,268
Rick L. Morris, Executive Vice President and Chief Information Officer	2009	250,000	----	----	296,562	225,000	----	56,181	827,743

(1)
The amount shown in column (e), with respect to Performance Shares, Performance Units and Restricted Stock Units, and column (f), with respect to Option Rights, for each named executive officer reflects the grant date fair value in accordance with ASC 718 for awards pursuant to the Plan.  The January 31, 2008 grant date fair value of the Performance Shares to the named executive officers (May 23, 2008 for Mr. Thompson) based on the performance condition only, and not including the market condition for the 2008-2010 Performance Period is as follows:  Mr. Thompson, $72,668; Mr. Anderson, $80,210; Ms. Vaniman, $99,446; and Mr. Morris, $51,320 (all based on the January 31, 2008 stock price of $24.38 except for Mr. Thompson’s, which was based on the May 23, 2008 stock price of $13.98).  For the 2007-2009 Performance Period, the grant date fair value of the Performance Shares for Mr. Anderson, based on the performance condition only, and not including the market condition, is $239,190.  For the assumptions used, refer to Note 13 of Notes to Consolidated  Financial Statements as set forth in DTG’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009.

(2)
The Company’s non-equity incentive plan, the Cash Incentive Plan, as shown in column (g) is a cash incentive compensation plan with an established performance target of Corporate Adjusted EBITDA.  Awards are allocated based on established target levels and the Human Resources and Compensation Committee has the discretion, along with input from management, to adjust the awards based on individual performance.  The maximum limitation on the award payment is 150% of the target as a percentage of base pay.  The Company exceeded the maximum target of Corporate Adjusted EBITDA in 2009, and therefore incentive compensation was paid to the named executive officers at the highest level as described in the 2009 Executive Compensation Plan (150% of target).

(3)	The amount shown in column (i) includes the following:

(a) for each named executive officer, the Company’s contribution to the 401(k) plan and the 2009 Deferred Compensation Plan.  The amounts attributable to the Company’s contributions for the 2009 Deferred Compensation Plan for each named executive officer that exceeds $10,000 is as follows:  Mr. Thompson, $82,500; Mr. Buster, $45,000; Mr. Anderson, $63,750; Ms. Vaniman, $42,750; and Mr. Morris, $37,500.

(b) for each named executive officer, the aggregate incremental cost to the Company for the following benefits:  (i) supplemental executive life insurance, (ii) supplemental long-term disability insurance premiums, (iii) health club dues reimbursement and (iv) vehicle allowance.  For Messrs. Thompson and Buster, column (i) also includes relocation costs and living expenses.  The amount attributable to each such perquisite or benefit for each named executive officer that exceeds the greater of $25,000 and 10% of the total amount of perquisites for such named executive officer is as follows:  relocation costs and living expenses for Mr. Thompson, $27,807.

Grants of Plan-Based Awards

The following table provides certain summary information concerning grants of plan-based awards to the named executive officers for the fiscal year ended December 31, 2009.

2009 GRANTS OF PLAN-BASED AWARDS

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)		Estimated Future Payouts Under Equity Incentive Plan Awards
	Grant	Threshold	Target	Maximum	Threshold	Target	Maximum	All Other Stock Awards: Number of Shares of Stock or Units	All Other Option Awards: Number of Securities Underlying Options	Exercise or Base Price of Option or Stock Awards	Full Grant Date Fair Value
Name	Date	($)	($)	($)	(#)	(#)	(#)	(#) (2)	(#)	($/Sh)	(3)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)

Scott L. Thompson		$137,500	$550,000	$825,000
Stock Option	5/14/2009								250,000	$4.44	$741,405
Restricted Stock Units	5/14/2009							50,000		$4.44	$222,000

H. Clifford Buster III		$56,250	$225,000	$337,500
Stock Option	5/14/2009								150,000	$4.44	$444,843

R. Scott Anderson		$79,688	$318,750	$478,125
Stock Option	5/14/2009								150,000	$4.44	$444,843

Vicki J. Vaniman		$42,750	$171,000	$256,500
Stock Option	5/14/2009								100,000	$4.44	$296,562

Rick L. Morris		$37,500	$150,000	$225,000
Stock Option	5/14/2009								100,000	$4.44	$296,562

(1)
The Cash Incentive Plan provided for target payouts as follows: (a) 100% of base salary (Mr. Thompson); (b) 75% of base salary (Messrs. Buster and Anderson); and (c) 60% of base salary (Mr. Morris and Ms. Vaniman).  There was a threshold amount of 25% of the target payment and a maximum limitation on the award payment of 150% of the target payout.  The maximum amounts are included in column (g) of the Summary Compensation Table.   For more information on the Cash Incentive Plan, see “Compensation Discussion and Analysis – Discussion of Elements of Compensation – 2009 Cash Incentive Compensation.”

(2)
This column sets forth grants of Restricted Stock Units to Mr. Thompson.  For more information on Restricted Stock Units, see “Compensation Discussion and Analysis – Discussion of Elements of Compensation  – Long Term Incentive Compensation.”

(3)
The amounts shown in column (l) represent the aggregate grant date fair value computed in accordance with ASC 718.  For the assumptions used, refer to Note 13 to Consolidated Financial Statements as set forth in DTG’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009.

Outstanding Equity Awards

The following table provides certain summary information concerning the outstanding equity awards of the named executive officers for the fiscal year ended December 31, 2009.

OUTSTANDING EQUITY AWARDS AT 2009  FISCAL YEAR END

		Option Awards					Stock Awards

Name	Grant Date	Number of Securities Underlying Unexercised Options (#)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock that Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights that Have Not Vested
		Exercisable	Unexercisable
(a)(1)		(b) (2)	(c)	(d)	(e)	(f)	(g)	(h)	(i)(3)	(j)

Scott L. Thompson

Stock Option (a)	5/23/2008	0	35,800		$13.98	5/22/2018
Stock Option (b)	5/23/2008	12,925	38,775		$13.98	5/22/2018
Stock Option (c)	10/13/2008	65,833	131,667		$0.97	10/12/2018
Stock Option (d)	5/14/2009	0	250,000		$4.44	5/13/2019
Restricted Stock Units (b)	5/23/2008						10,163	$260,274
Restricted Stock Units (c)	10/13/2008						33,334	$853,709
Restricted Stock Units (d)	5/14/2009						50,000	$1,280,500
Performance Shares	5/23/2008								9,450	$242,015

H. Clifford Buster III

Stock Options (c)	10/21/2008	33,334	66,666		$0.77	10/20/2018
Stock Options (d)	5/14/2009	0	150,000		$4.44	5/13/2019

R. Scott Anderson

Stock Options (c)	9/28/2000	25,800	0		$19.38	9/28/2010
Stock Options (a)	1/31/2008	0	12,054		$24.38	1/30/2018
Stock Options (c)	10/13/2008	41,667	83,333		$0.97	10/12/2018
Stock Options (d)	5/14/2009	0	150,000		$4.44	5/13/2019
Performance Shares	2/1/2007								10,200	$261,222
Performance Shares	1/31/2008								5,981	$153,173

Vicki J. Vaniman

Stock Options (a)	1/31/2008	0	14,947		$24.38	1/30/2018
Stock Options (c)	10/13/2008	15,000	30,000		$0.97	10/12/2018
Stock Options (d)	5/14/2009	0	100,000		$4.44	5/13/2019
Performance Shares	2/1/2007								7,000	$179,270
Performance Shares	1/31/2008								7,416	$189,924

Rick L. Morris
Stock Options (a)	1/31/2008	0	7,715		$24.38	1/30/2018
Stock Options (c)	10/13/2008	15,000	30,000		$0.97	10/12/2018
Stock Options (d)	5/14/2009	0	100,000		$4.44	5/13/2019
Performance Shares	2/1/2007								4,500	$115,245
Performance Shares	1/31/2008								3,828	$98,035

(1)	The vesting schedules for the awards shown in column (a), identified by grant date, is as follows:
(a)	Stock Option Rights with grant dates of May 23, 2008 and January 31, 2008 vest in full on May 22, 2011 and January 31, 2011, respectively.
(b)	Stock Option Rights and Restricted Stock Units granted to Mr. Thompson on May 23, 2008 vest in four equal annual installments beginning on May 22, 2009.

(c)
Stock Option Rights with grant dates of October 13, 2008 and October 21, 2008,  and Restricted Stock Units with a grant date of October 13, 2008 vest in three equal annual installments beginning on October 31, 2009 (for the Stock Option Rights) and October 13, 2009 (for the Restricted Stock Units).

(d)
Stock Option Rights with a grant date of May 14, 2009 and Restricted Stock Units with a grant date of May 14, 2009 vest 20% on each of May 13, 2010 and May 13, 2011, and the remaining 60% vest on May 13, 2012.

(2)	All Stock Option Rights listed in column (b) are fully vested. These Stock Option Rights expire 10 years from the grant date.

(3)
Performance Shares and Performance Units granted to executives may be earned over a three-year Performance Period and are subject to adjustment based on performance against certain management objectives.  The Performance Shares and Units vest immediately upon approval by the Human Resources and Compensation Committee following completion of the Performance Period.  Target Performance Shares granted in 2007 (10,200 to Mr. Anderson, 7,000 to Ms. Vaniman and 4,500 to Mr. Morris) will be paid at 71.81% of target (although 100% of the target Performance Shares are represented in the table above as they were not vested on December 31, 2009, as approval by the Human Resources and Compensation Committee occurred on January 27, 2010).  These Shares were paid on March 4, 2010 based on the performance during the three-year period from 2007 through 2009.    Target Performance Units granted in 2008 (9,450 to Mr. Thompson, 5,981 to Mr. Anderson, 7,416 to Ms. Vaniman and 3,828 to Mr. Morris) will be adjusted and paid in 2011 based on performance during the three-year period from 2008 through 2010.

Option Exercises and Stock Vested

The following table provides certain summary information concerning the exercise of non-qualified Option Rights and vesting of Performance Share and Restricted Stock Unit awards made under the Plan for each of the named executive officers for the fiscal year ended December 31, 2009.

2009 OPTION EXERCISES AND STOCK VESTED

	Option Awards		Stock Awards
Name (a)	Number of Shares Acquired on Exercise (#) (b)	Value Realized on Exercise ($) (c)	Number of Shares Acquired on Vesting (#) (d)	Value Realized on Vesting ($) (e) (1)
Scott L. Thompson	-0-	-0-	3,388 16,665	23,343 438,956
H. Clifford Buster III	-0-	-0-	-0-	-0-
R. Scott Anderson	14,300	22,996	2,673	3,288
Vicki J. Vaniman	-0-	-0-	1,203	1,480
Rick L. Morris	-0-	-0-	-0-	-0-

(1)
The value shown in column (e) is computed by multiplying the number of Shares by the closing price per Share on the date of vesting.  Mr. Thompson’s 3,388 Shares vested on May 22, 2009 at a closing Share price of $6.89 and his 16,665 Shares vested on October 13, 2009 at a closing Share price of $26.34.  Mr. Anderson’s and Ms. Vaniman’s Shares of 2,673 and 1,203, respectively, vested on January 29, 2009 at a closing Share price of $1.23.

Nonqualified Deferred Compensation

           The following table provides certain summary information concerning nonqualified deferred compensation of the named executive officers of DTG during the fiscal year ended December 31, 2009.

2009 NONQUALIFIED DEFERRED COMPENSATION

Name (a)	Executive Contributions in Last FY ($) (b)	Registrant Contributions in Last FY ($) (c) (1)	Aggregate Earnings /Losses in Last FY ($) (d) (2)	Aggregate Withdrawals/ Distributions ($) (e)	Aggregate Balance at Last FYE ($) (f)
Scott L. Thompson	-0-	82,500	9,962	-0-	92,462
H. Clifford Buster III	-0-	45,000	46	-0-	45,046
R. Scott Anderson	-0-	63,750	8,331	-0-	72,081
Vicki J. Vaniman	-0	42,750	537,855	-0-	580,605
Rick L. Morris	-0-	37,500	74	-0-	37,574

(1)
The amount shown in column (c) for each named executive officer is also reported as compensation to such named executive officer in column (i) of the Summary Compensation Table.  These contributions were made pursuant to the 2009 Deferred Compensation Plan.

(2)
The total amount shown in column (d) for each named executive officer is the aggregate earnings during the last fiscal year, and reflects the increase in the value of the Common Stock in the participant’s deferred compensation account during 2009 and/or market rate of interest, and is not shown as compensation to such named executive officers in any column of the Summary Compensation Table.

For more information on the 2009 Deferred Compensation Plan and its predecessor plans, see “Compensation Discussion and Analysis – Discussion of Elements of Compensation – Supplemental Retirement Benefits.”

Potential Payments Upon Termination or Change in Control

Introduction

The tables set forth below provide certain summary information concerning the amount of compensation that would be payable to each of the named executive officers upon a termination of employment or upon a change in control of DTG.  The amounts in the tables assume that such termination or change in control was effective as of December 31, 2009, and therefore include amounts earned through such date and are estimates of the amounts which would be paid out to each executive.  None of the named executive officers have any agreement that provides, nor do any of the named executive officers participate in a plan that provides for the payment of any severance or provision of any benefit continuation in the event of a termination of employment other than a termination of employment that follows a change in control of DTG.

 The amounts listed below under “severance” and “benefit continuation” (other than amounts relating to a change in control) are those that may be provided, in the sole discretion of the Company, to the executive pursuant to general severance guidelines (the “Severance Guidelines”) established by the Company and applicable to all employees generally.  Any payments to be made pursuant to the 2009 Deferred Compensation Plan and its predecessor plans are payable in accordance with their terms and are not referenced below.  For more information, see the “2009 Nonqualified Deferred Compensation Table” above and the description of such plan in “Compensation Discussion and Analysis – Discussion of Elements of Compensation – Supplemental Retirement Benefits” section above.  Mr. Thompson is party to the Employment Continuation Agreement and the other named executive officers participate in the Employment Continuation Plan (together, the “Employment Continuation Arrangements”), both of which provide certain payments and benefits in the event of a change in control or a termination of employment thereafter.  The actual payments to be made, and value of benefits to be provided, can only be determined at the time of such executive’s separation from DTG.    The actual severance and benefits received under each scenario are discussed in the narrative preceding each table.

Payments Made Upon Involuntary Termination With Cause or Voluntary Termination (Other Than Retirement)

In general, no payments are made (other than payments required by law, such as accrued vacation) and no benefits are provided, and all outstanding Option Rights, as well as any outstanding Performance Shares, Performance Units or Restricted Stock Units, are forfeited.  In the absence of a change in control of the Company, “cause” means misconduct of the named executive officer that is willful or involves gross negligence, as determined by DTG.

Payments Made Upon Involuntary Termination Without Cause or Due to a Reduction in Force

The Severance Guidelines provide that in the event of an involuntary termination without cause, the Company, with the approval of the Human Resources and Compensation Committee, has the discretion to provide the named executive officer with (i) a minimum of 26 weeks of salary plus a prorated bonus pursuant to the annual cash incentive plan, (ii) continuation of health benefits during the period of salary continuation and (iii) continuation of the vehicle allowance for the period of salary continuation.  The table below utilizes a one-year severance for salary and the actual bonus amount paid to the named executive officers for 2009.  In no event do the Severance Guidelines or any other guidelines, agreements or policies entitle the named executive officers to such payments and benefits.  In general, unvested Option Rights are forfeited and vested Option Rights are exercisable until the earlier of six months after termination and the expiration date of the Options Rights.  Target Performance Shares or Performance Units will be prorated (based on the days employed by the Company during the Performance Period and at the current accounting accrual rate at the time of termination) and paid by March 15 of the year following the Performance Period and based on actual Company performance during the Performance Period.  Restricted Stock Units are also prorated based on days of service with the exception of the May 14, 2009 grant to Mr. Thompson, which provides that the Restricted Stock Units will be forfeited to the extent not vested.  Notwithstanding the foregoing, in the event the termination is in connection with a reduction in force, the vested Option Rights may be exercised (if prior to the stated expiration date) for a period equal to the greater of (a) six months after termination and (b) two times the number of weeks of salary given for severance but not to exceed one year.

Involuntary Termination Without Cause or Due to Reduction In Force
			Equity Awards
Name	Severance	Benefits Continuation	Vesting of Performance Shares or Units	Vesting of Restricted Stock & Options	Accrued Vacation	Total ($)
(a)	(b)(1)	(c)	(d)	(e)	(f)	(g)

Scott L. Thompson	$1,375,000	$24,865	$-	$450,796	$67,692	$1,918,353

H. Clifford Buster III	$637,500	$20,184	$-	$-	$36,923	$694,607

R. Scott Anderson	$903,125	$20,418	$-	$-	$52,308	$975,851

Vicki J. Vaniman	$541,500	$18,952	$-	$-	$35,077	$595,529

Rick L. Morris	$475,000	$24,865	$-	$-	$30,769	$530,634

(1)
The amounts in column (b) for each named executive officer include one year of base salary and the actual incentive compensation earned for the year 2009, as the termination date is assumed to be December 31, 2009.

Payments Made Upon Retirement, Death or Disability

In general, no severance payments are made, and no benefits are provided, upon a termination of employment as the result of the named executive officer’s retirement, death or disability.  In the case of retirement, Option Rights continue to vest in accordance with the option grant agreements, and vested Option Rights are exercisable for up to three years from the retirement date, but in no event shall any Option Right be exercisable after the expiration date.  Target Performance Shares, Performance Units and Restricted Stock Units will be prorated as of the date of retirement, and the remaining unvested Performance Shares or Performance Units are forfeited (with the exception of the May 14, 2009 Restricted Stock Unit grant, which will continue to vest in accordance with the grant).  In the event of death or disability, unvested Option Rights are forfeited, and vested Option Rights are exercisable for up to six months from the date of death or disability, provided that in no event shall any Option Right be exercisable after the expiration date.  Target Performance Shares or Performance Units will be prorated (based on the days employed during the Performance Period and at the current accounting accrual rate at the time of termination), and paid by March 15 of the year following termination.  Restricted Stock Units are also prorated based on days of employment with the exception of the May 14, 2009 grant to Mr. Thompson, which provides that the Restricted Stock Units will continue to vest as scheduled, pursuant to the grant agreement.

“Retirement” is defined as the named executive officer’s voluntary termination of employment if, as of the date of termination, he or she is (a) age 61 or older with five or more years of service with the Company or (b) has 20 or more years of service with the Company.

Payments Made Upon Retirement, Death or Disability
			Equity Awards
Name	Severance	Benefits Continuation	Vesting of Performance Shares or Units	Vesting of Restricted Stock & Options	Accrued Vacation	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)

Scott L. Thompson	$-	$-	$161,343	$450,796	$67,692	$679,831

H. Clifford Buster III	$-	$-	$-	$-	$36,923	$36,923

R. Scott Anderson	$-	$-	$289,699	$-	$52,308	$342,007

Vicki J. Vaniman	$-	$-	$255,350	$-	$35,077	$290,427

Rick L. Morris	$-	$-	$148,114	$-	$30,769	$178,883

Payments Made Upon a Change in Control

DTG has entered into an Employment Continuation Agreement with Mr. Thompson and the Employment Continuation Plan in which Messrs. Anderson, Buster and Morris and Ms. Vaniman (the “Participating NEOs”) are participants.  The following is a description of the payments and benefits provided pursuant to the Employment Continuation Arrangements in the event of a change in control and in the event the executive’s employment is terminated within the two-year period immediately following a change in control.  Where provided, “prorata bonuses” are determined based upon the greater of actual performance and target payout within the meaning of the applicable bonus plan, and “continuation of benefits” means the perquisites, benefits and service credits for benefits provided under any retirement, deferred compensation, income and welfare benefit policies, plans and arrangements in which the employee is entitled to participate.

Generally, a change in control of DTG is deemed to occur upon the happening of any of the following events:

1.
DTG is merged, consolidated or reorganized into another corporation or other legal person, unless, in each case, immediately following such merger, consolidation or reorganization, the stock entitled to vote generally in the election of the Board (the “Voting Stock”) of DTG outstanding immediately prior to such merger, consolidation or reorganization continues to represent (either by remaining outstanding or by being converted into Voting Stock of the surviving entity or any parent thereof), more than 60% of the combined voting power of the then outstanding shares of Voting Stock of the entity resulting from such merger, consolidation or reorganization (including, without limitation, an entity which as a result of such merger, consolidation or reorganization owns DTG or all or substantially all of DTG’s assets either directly or through one or more subsidiaries);

2.
DTG sells or otherwise transfers all or substantially all of its assets to another corporation or other legal person, unless, in each case, immediately following such sale or transfer, the Voting Stock of DTG outstanding immediately prior to such sale or transfer continues to represent (either by remaining outstanding or by being converted into Voting Stock of the surviving entity or any parent thereof), more than 60% of the combined voting power of the then outstanding shares of Voting Stock of the entity resulting from such sale or transfer (including, without limitation, an entity which as a result of such transaction owns DTG or all or substantially all of DTG’s assets either directly or through one or more subsidiaries);

3.
The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 35% or more or the combined voting power of the Voting Stock of DTG then outstanding after giving effect to such acquisition; or

4.
Individuals who, as of December 9, 2008, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to December 9, 2009 whose election or nomination for election by DTG’s stockholders, was approved by a vote of at least two-thirds of the directors then comprising the Incumbent Board (either by a specific vote or by approval of the proxy statement of DTG in which such person is named as a nominee for director, without objection to such nomination) shall be deemed to be or have been a member of the Incumbent Board.

Notwithstanding the foregoing, a change in control shall not be deemed to occur unless the events that have occurred would also constitute a “Change in the Ownership or Effective Control of a Corporation or in the Ownership of a Substantial Portion of the Assets of a Corporation” under Treasury Department Final Regulation 1.409A-3(j)(5), or any successor regulation thereto.

Involuntary Termination Without Cause or for Good Reason

In the event of an involuntary termination without cause or for good reason on the date of or within the two years immediately following the occurrence of a change in control, the named executive officer will receive (a) a severance payment equal to three times base salary (Mr. Thompson) or two and one-half times base salary (the Participating NEOs), plus (b) three times (Mr. Thompson) or two and one-half times (the Participating NEOs) the greater of (i) the average of the annual incentive payment made during the last two fiscal years, (ii) the amount of the annual incentive payment made in the fiscal year immediately preceding the fiscal year in which the change in control occurs, and (iii) the target bonus opportunity for the fiscal year in which the change in control occurs, plus (c) the greater of the actual or target incentive compensation amount, prorated for the year of termination and (d) benefit continuation for three years (Mr. Thompson) or two and one-half years (the Participating NEOs).  All Option Rights are immediately vested and exercisable for the term of the grant.  Performance Shares, Performance Units and Restricted Stock Shares and Restricted Stock Units will also immediately vest and become non-forfeitable.

In addition, the named executive officers will be provided with outplacement benefits of up to $35,000 for Mr. Thompson and up to $20,000 for each of the Participating NEOs.  The named executive officers will also be entitled to a vehicle allowance for three years (Mr. Thompson) or two and one-half years (the Participating NEOs) in accordance with the policies and procedures of DTG, and Mr. Thompson will receive the benefit of a tax-gross up.

The Employment Continuation Arrangements define “cause” as:  (i) a criminal violation involving fraud, embezzlement or theft in connection with the employee’s duties or in the course of employment with the Company; (ii) intentional wrongful damage to property of the Company; or (iii) intentional wrongful disclosure of secret processes or confidential information of the Company and, in each case, such shall have been materially harmful to the Company.  Good reason exists if (a) there is a failure to re-elect or maintain the executive in the same office or position with the Company, (b) there is a significant adverse change in the named executive officer’s authority, power and responsibilities, (c) there is a material reduction in pay, (d) there is a reduction, termination or denial of employee benefits, (e) the named executive officer determines that a change in DTG’s business has made him or her unable to substantially carry out his or her responsibilities, (f) the successor entity is liquidated, dissolved, merged, consolidated or reorganized or all of its assets are transferred unless the successor entity assumed all of the duties and obligations of DTG under the Employment Continuation Agreement, (g) DTG or the named executive officer’s work location is relocated in excess of 50 miles from the location prior to the change in control or in the case of Mr. Thompson, requires him to travel at least 20% more than the average number of days of travel required during the three full years prior to the change in control without his consent, or (h) DTG or its successor materially breaches the Employment Continuation Agreement or Employment Continuation Plan, as applicable.  With respect to items (a) – (h), DTG has a 10-day period within which to remedy the default under the Employment Continuation Agreement and a 30-day period under the Employment Continuation Plan.

In addition, Mr. Thompson may terminate employment with DTG for any reason, or without reason, during the 30-day period immediately following the one year anniversary of the occurrence of the change in control and still receive all of the payments that he would have received in the event of an involuntary termination without cause due to a change in control of DTG.

Involuntary Termination with Change in Control
			Equity Awards
Name	Severance (1)	Benefits Continuation	Vesting of Performance Shares or Units (2)	Vesting of Restricted Stock & Options	Accrued Vacation	Outplacement Services	Gross-Up	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)

Scott L. Thompson	$4,125,000	$74,596	$242,015	$11,798,516	$67,692	$35,000	$3,044,739	$19,387,558

H. Clifford Buster III	$1,650,000	$50,460	$-	$4,831,483	$36,923	$20,000	$-	$6,588,866

R. Scott Anderson	$2,337,500	$51,046	$340,757	$5,243,652	$52,308	$20,000	$-	$8,045,263

Vicki J. Vaniman	$1,396,500	$47,379	$318,658	$2,874,585	$35,077	$20,000	$-	$4,692,199

Rick L. Morris	$1,225,000	$62,164	$180,793	$2,865,689	$30,769	$20,000	$-	$4,384,415

(1)
The amounts in column (b) for each named executive officer include three times base salary (Mr. Thompson) or two and one-half times base salary (the Participating NEOs) plus three times (Mr. Thompson) or two and one-half times (the Participating NEOs) the target incentive compensation opportunity for the year 2009, plus the actual incentive compensation for the year 2009, as the Change in Control date is assumed to be December 31, 2009.

(2)
The amounts in column (d) for Mr. Anderson, Ms. Vaniman and Mr. Morris include 71.81% of the target award for the Performance Share Plan covering the 2007-2009 performance period, and, for all of the named executive officers except Mr. Buster, 100% of the target award for the Performance Unit Plan covering the 2008-2010 performance period, as provided for in such Plans.

Continued Employment

In the event the named executive officer’s employment continues following a change in control of DTG, the named executive officer will receive, as of the date of the change in control, a prorated portion of the outstanding target Performance Shares or Performance Units and, for Mr. Thompson, the unvested portion of the Restricted Stock Unit grant dated May 23, 2008 (with reinstatement rights of the forfeited portion of the awards should a termination of employment occur within two years following the change in control).  All outstanding non-qualified Option Rights shall immediately vest and remain exercisable until the applicable expiration date.  The Restricted Stock Units granted to Mr. Thompson, other than those granted on May 23, 2008 discussed above, will immediately vest and become non-forfeitable.

Change in Control - Continued Employment
			Equity Awards
Name	Severance	Benefits Continuation	Vesting of Performance Shares or Units (1)	Vesting of Restricted Stock & Options (2)	Accrued Vacation	Outplacement Services	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)

Scott L. Thompson	$-	$-	$161,343	$11,642,897	$-	$-	$11,804,240

H. Clifford Buster III	$-	$-	$-	$4,831,483	$-	$-	$4,831,483

R. Scott Anderson	$-	$-	$289,699	$5,243,652	$-	$-	$5,533,351

Vicki J. Vaniman	$-	$-	$255,350	$2,874,585	$-	$-	$3,129,935

Rick L. Morris	$-	$-	$148,114	$2,865,689	$-	$-	$3,013,803

(1)
The amounts in column (d) for Messrs. Anderson and Morris, and Ms. Vaniman, include 71.81% of the target award for the Performance Share Plan covering the 2007-2009 performance period, and, for all the named executive officers except Mr. Buster, 100% of the target award for the Performance Unit  Plan covering the 2008-2010 performance period, prorated for the term of service through December 31, 2009, as provided for in such Plans.

(2)
The amounts in column (e) include the full vesting of all Option Rights and Restricted Stock Units with the exception of the May 23, 2008 grant of Restricted Stock Units to Mr. Thompson.  These Restricted Stock Units are included in column (e) on a pro rata basis based on the days of employment from May 23, 2008 through the date of the change in control (with reinstatement rights of the forfeited units if employment is terminated within two years of the change in control).

Other Terms

Pursuant to the Employment Continuation Arrangements, each named executive officer covenants and agrees not to disclose any confidential or proprietary information of DTG or its subsidiaries, or, without DTG’s consent, directly or indirectly, attempt to influence, persuade or induce, or assist any other person in so influencing, persuading or inducing, any employee of DTG or its subsidiaries to give up, or not to commence, employment or a business relationship with DTG or its subsidiaries.

Upon death or disability of a named executive officer, he or she is not entitled to any severance compensation or benefits under the Employment Continuation Arrangements.

Equity Compensation Plan Information

The following table sets forth certain information for the fiscal year ended December 31, 2009 with respect to the Plan under which the Common Stock of the Company is authorized for issuance.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities in Column (a)) (c)
Equity compensation plans approved by security holders	2,450,397	$6.55	442,711
Equity compensation plans not approved by security holders	None	None	None
Total	2,450,397	$6.55	442,711 (1)

(1)
At December 31, 2009, total Common Stock authorized for issuance was 3,137,271 Shares, which included 2,450,397 unexercised Option Rights, and 244,163 Performance Shares, assuming a maximum payout for all nonvested Performance Shares for the 2008 Plan and the actual number of Shares to be issued under the 2007 Plan. The Performance Shares ultimately issued will likely be less (refer to Item 8-Note 13 of Notes to Consolidated Financial Statements as set forth in DTG’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009).  The remaining Common Stock available for future issuance at December 31, 2009 is 442,711 Shares.

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS
AND CERTAIN CONTROL PERSONS

DTG has established policies and procedures as part of its overall corporate compliance policies for the review and approval, ratification or disapproval of related party transactions.  Related parties include directors, director nominees, executive officers, beneficial owners of more than 5% of the Shares and their respective immediate family members.  Transactions subject to review include any business or commercial transaction, arrangement or relationship.  The Governance Committee is authorized to review and determine whether any related party transaction should be approved or ratified.  In making this determination, the Governance Committee considers whether the transaction is fair and reasonable to the Company and consistent with the best interests of the Company and its stockholders.  If the Governance Committee determines not to approve or ratify a related party transaction, the matter may be referred to legal counsel for review and consultation regarding possible further action, including termination of the transaction on a prospective basis, rescission of the transaction or modification of the transaction in a manner that would permit it to be ratified and approved by the Governance Committee.  There have been no related party transactions since January 1, 2009.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s directors, executive officers and persons who beneficially own more than 10% of the Common Stock to file with the SEC initial reports of beneficial ownership and statements of changes in beneficial ownership of Common Stock, as well as annual statements of beneficial ownership.  The Company’s directors, executive officers and greater-than-10% stockholders are required by SEC rules to furnish us with copies of all Section 16(a) reports that they file.  The Company files Section 16(a) reports on behalf of its directors and executive officers to report their initial and subsequent changes in beneficial ownership of the Common Stock.  To the Company’s knowledge, based solely upon a review of forms the Company filed on behalf of its directors and executive officers, and all Section 16(a) forms furnished to the Company during the fiscal year ended December 31, 2009, the Company believes that all Section 16(a) filing requirements applicable to the Company’s directors and executive officers were met, except for one Form 4 for each of Mr. Anderson and Ms. Vaniman with respect to one transaction.  Due to miscommunications, the Forms 4 to report the award of Performance Shares to such individuals were not filed on a timely basis.

CODE OF ETHICS

DTG has a Code of Business Conduct that is applicable to all directors, officers and other employees.  The Code of Business Conduct is located on DTG’s website at www.dtag.com under the heading “About DTG.”  DTG will provide, without charge, a copy of the Code of Business Conduct to any stockholder upon written request.  We intend to satisfy any disclosure requirement under Item 5.05(c) of Form 8-K regarding an amendment to, or a waiver of, a provision of the Code of Business Conduct by posting such information on the Company’s website (www.dtag.com) under the heading “About DTG.”

ANNUAL REPORT ON FORM 10-K

DTG’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009, as filed with the SEC, including related financial statements and schedules, is available to stockholders, without charge, upon written request to the Investor Relations Department, Dollar Thrifty Automotive Group, Inc., 5330 East 31st Street, Tulsa, Oklahoma 74135.  DTG reserves the right to charge a reasonable fee for exhibits.

STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS FOR NEXT ANNUAL MEETING

Any stockholder proposal under SEC Rule 14a-8 intended to be presented at DTG’s Annual Meeting of Stockholders to be held in 2011 must be received by the Secretary not later than the close of business on December 29, 2010 if the stockholder wishes the proposal to be included in DTG’s proxy materials relating to such Annual Meeting of Stockholders.  Such proposals, including any accompanying supporting statement, may not exceed 500 words and should be addressed to:  Secretary, Dollar Thrifty Automotive Group, Inc., 5330 East 31st Street, Tulsa, Oklahoma 74135.

In addition, DTG’s By-laws contain certain advance notice and procedural requirements applicable to director nominations by stockholders and stockholder proposals, irrespective of whether the proposal is to be included in DTG’s proxy materials, which provide that the deadline for submitting proposals is not less than 90 nor more than 120 days before the Annual Meeting of Stockholders to be held in 2011, and a proposal received outside of this time frame will be untimely and not considered for the Annual Meeting of Stockholders to be held in 2011; provided, however, that in the event that less than 100 days’ notice or prior public disclosure of the date of the Annual Meeting of Stockholders is given or made to stockholders, then any such proposal will be considered timely if received not later than the close of business on the tenth day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made.  Such nominations and proposals, including any accompanying supporting statement, should be addressed to:  Secretary, Dollar Thrifty Automotive Group, Inc., 5330 East 31st Street, Tulsa, Oklahoma 74135.  The notice of any such nomination or proposal must meet other all other requirements contained in the By-laws, a copy of which can be obtained from the Secretary at the address set forth above.

OTHER MATTERS

As of the date of this Proxy Statement, the Board does not intend to present any matter for action at the Annual Meeting of Stockholders other than the matters set forth in the Notice of Annual Meeting of Stockholders.  If any other matters properly come before the meeting, the holders of the proxies intend to vote the Shares represented thereby in accordance with their best judgment.

By Order of the Board of Directors

/S/ VICKI VANIMAN

Vicki J. Vaniman
Secretary

Tulsa, Oklahoma
April 27, 2010

APPENDIX A

(FRONT SIDE OF PROXY)

PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

Proxy - DOLLAR THRIFTY AUTOMOTIVE GROUP, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

Annual Meeting of Stockholders

June 10, 2010

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to Be Held on June 10, 2010

Stockholders may view the Proxy Statement, our form of proxy and our 2009 Annual Report to Stockholders over the Internet by accessing the website www.proxydocs.com/dtg.

The undersigned stockholder of Dollar Thrifty Automotive Group, Inc., a Delaware corporation, hereby appoints Kimberly D. Paul and Michael H. McMahon, or either of them voting singly in the absence of the other, attorneys and proxies with full power of substitution and revocation, to vote all shares of Common Stock of Dollar Thrifty Automotive Group, Inc. which the undersigned is entitled to vote at the Annual Meeting of Stockholders of said corporation to be held at the Mayo Hotel in the Mayo Museum Room, 115 West 5th Street, Tulsa, Oklahoma 74103, on June 10, 2010, at 11:00 a.m., C.D.T., or any postponement or adjournment thereof, in accordance with the instructions on the reverse side.

THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE ELECTION OF THE DIRECTOR NOMINEES IN PROPOSAL NO. 1, “FOR” PROPOSAL NO. 2, AND “FOR” PROPOSAL NO. 3.

In their discretion, the proxies, or each of them singly, are authorized to vote upon such other business as may properly come before the meeting (or any postponement or adjournment thereof), including to vote for the election as director(s) of such substitute nominee(s) as such proxies may select in the event that any nominee(s) named above become(s) unable or for good cause unwilling to serve.  This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder.  If no direction is made, the proxy will be voted “FOR” all director nominees in Proposal No. 1, “FOR” Proposal No. 2, and “FOR” Proposal No. 3.

YOUR VOTE IS IMPORTANT.  PLEASE VOTE BY MARKING, SIGNING AND DATING THIS PROXY ON THE REVERSE SIDE AND RETURNING IT PROMPTLY IN THE ACCOMPANYING POSTAGE-PAID ENVELOPE.

(Continued and to be marked, dated and signed on reverse side)
__________________________________________________________

(REVERSE SIDE OF PROXY)

DOLLAR THRIFTY AUTOMOTIVE GROUP, INC.

Using a black ink pen, mark your votes with an X as shown in this example.   ☒
Please do not write outside the designated areas.

Annual Meeting of Stockholders Proxy Card

PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

A.	Proposals -- The Board of Directors recommends a vote FOR the election of each of the director nominees in Proposal No. 1, FOR Proposal No. 2, and FOR Proposal No. 3.

1.	Election of Directors:

		For	Withhold

	01 - Thomas P. Capo	_____	_______

	02 - Maryann N. Keller	_____	_______

03 - The Hon. Edward C.
	Lumley	_____	_______

	04 - Richard W. Neu	_____	_______

	05 - John C. Pope	_____	_______

	06 - Scott L. Thompson	_____	_______

2.	Ratification of Deloitte	For	Against	Abstain
& Touche LLP as the
independent registered public
accounting firm for
	fiscal year 2010.	______	______	______

3.	Approval of the management	For	Against	Abstain
objectives for performance-
based awards under
the Dollar Thrifty
Automotive Group, Inc.
Second Amended and
Restated Long-Term
Incentive Plan and
	Director Equity Plan.	______	______	______

B.	Non-Voting Items

Change of Address -- Please print new address below.

__________________________________________________________

C.	Authorized Signatures -

This section must be completed for your vote to be counted -- Date and Sign Below

Please sign exactly as your name(s) appears hereon.  Joint owners should each sign.  When signing as attorney, executor, administrator, corporate officer, trustee, guardian or custodian, please give full title.

Date (mm/dd/yyyy)	Signature 1	Signature 2
Please print date below.	Please keep signature within the box.	Please keep signature within the box.

_____/_____/______	_____________________________	________________________________

EXHIBIT A

DOLLAR THRIFTY AUTOMOTIVE GROUP,  INC.

SECOND AMENDED AND RESTATED LONG-TERM INCENTIVE PLAN

AND DIRECTOR EQUITY PLAN

(AS AMENDED AND RESTATED EFFECTIVE DECEMBER 9, 2008)

DOLLAR THRIFTY AUTOMOTIVE GROUP, INC.

SECOND AMENDED AND RESTATED LONG-TERM INCENTIVE PLAN

AND DIRECTOR EQUITY PLAN

(AS AMENDED AND RESTATED EFFECTIVE DECEMBER 9, 2008)

1.           Establishment and Purpose.

(a)           Establishment.  The Long-Term Incentive Plan was adopted by the Board of Directors of Dollar Thrifty Automotive Group, Inc., a Delaware corporation, on December 11, 1997, was amended by the First Amendment on September 29, 1998 and was further amended by the Second Amendment on May 25, 2000 (the “Original Plan”).  Effective as of March 23, 2005, the Original Plan was amended and restated in its entirety, and was adopted by shareholders on May 20, 2005.  Effective as of December 9, 2008 the Plan is amended and restated in its entirety.  Grants or awards made under the Original Plan shall continue to be governed by the terms of such grants and awards and the Original Plan.

(b)           Purpose.  The purpose of the Dollar Thrifty Automotive Group, Inc. Amended and Restated Long-Term Incentive Plan and Director Equity Plan is to attract and retain officers and other key employees for Dollar Thrifty Automotive Group, Inc. and its Subsidiaries and to motivate and provide to such persons incentives and rewards for superior performance, and to enhance shareholder value.  The purpose is also to attract and retain Non- Employee Directors and to provide compensation in the form of equity to align their interests with those of shareholders.

2.           Definitions.  As used in this Plan,

(a)           “Appreciation Right” means a right granted pursuant to Section 5 of this Plan, and will include both Tandem Appreciation Rights and Free-Standing Appreciation Rights.

(b)           “Base Price” means the price to be used as the basis for determining the Spread upon the exercise of a Free-Standing Appreciation Right and a Tandem Appreciation Right.

(c)           “Board” means the Board of Directors of the Company and, to the extent of any delegation by the Board to a committee (or subcommittee thereof) pursuant to Section 17 of this Plan, such committee (or subcommittee).

(d)           “Change in Control” has the meaning provided in Section 13 of this Plan.

(e)           “Code” means the Internal Revenue Code of 1986, and related Treasury Regulations, as amended from time to time.

(f)           “Common Shares” means the shares of common stock, par value $.01 per share, of the Company or any security into which such Common Shares may be changed by reason of any transaction or event of the type referred to in Section 12 of this Plan.

1

(g)           “Company” means Dollar Thrifty Automotive Group, Inc., a Delaware corporation.

(h)           “Covered Employee” means a Participant who is, or is determined by the Board to be likely to become, a “covered employee” within the meaning of Section 162(m) of the Code (or any successor provision).

(i)           “Date of Grant” means the date specified by the Board on which a grant of Option Rights, Appreciation Rights, Performance Shares, Performance Units or a grant or sale of Restricted Stock, Restricted Stock Units, or other awards contemplated by Section 10 of this Plan will become effective (which date will not be earlier than the date on which the Board takes action with respect thereto).

(j)           “Detrimental Activity” means:

(i)
Engaging in any activity, as an employee, principal, agent, or consultant for another entity that competes with the Company in any actual, researched, or prospective product, service, system, or business activity for which the Participant has had any direct responsibility during the last two years of his or her employment with the Company or a Subsidiary, in any territory in which the Company or a Subsidiary manufactures, sells, markets, services, or installs such product, service, or system, or engages in such business activity.

(ii)	Soliciting any employee of the Company or a Subsidiary to terminate his or her employment with the Company or a Subsidiary.

(iii)
The disclosure to anyone outside the Company or a Subsidiary, or the use in other than the Company’s or a Subsidiary’s business, without prior written authorization from the Company, of any confidential, proprietary or trade secret information or material relating to the business of the Company and its Subsidiaries, acquired by the Participant during his or her employment with the Company or its Subsidiaries or while acting as a consultant for the Company or its Subsidiaries thereafter.

(iv)
The failure or refusal to disclose promptly and to assign to the Company upon request all right, title and interest in any invention or idea, patentable or not, made or conceived by the Participant during employment by the Company and any Subsidiary, relating in any manner to the actual or anticipated business, research or development work of the Company or any Subsidiary or the failure or refusal to do anything reasonably necessary to enable the Company or any Subsidiary to secure a patent where appropriate in the United States and in other countries.

2

(v)	Activity that results in Termination for Cause. For the purposes of this Section, “Termination for Cause” shall mean a termination:

(A)	due to the Participant’s willful and continuous gross neglect of his or her duties for which he or she is employed, or

(B)
due to an act of dishonesty on the part of the Participant constituting a felony resulting or intended to result, directly or indirectly, in his or her gain for personal enrichment at the expense of the Company or a Subsidiary.

(vi)
Any other conduct or act determined to be injurious, detrimental or prejudicial to any significant interest of the Company or any Subsidiary unless the Participant acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company.

(vii)	Conduct by a Participant, including errors, omissions or fraud, that caused or partially caused the need for the restatement of any financial statements or financial results of the Company.

(k)           “Director” means a member of the Board of Directors of the Company.

(l)           “Disability” means permanent and total disability within the meaning of Section 22(e)(3) of the Code.

(m)           “Evidence of Award” means an agreement, certificate, resolution or other type or form of writing or other evidence approved by the Board that sets forth the terms and conditions of the awards granted, which may be in an electronic medium, may be limited to notation on the books and records of the Company and, with the approval of the Board, need not be signed by a representative of the Company or a Participant.

(n)           Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, as such law, rules and regulations may be amended from time to time.

(o)           “Free-Standing Appreciation Right” means an Appreciation Right granted pursuant to Section 5 of this Plan that is not granted in tandem with an Option Right.

(p)           “Incentive Stock Options” means Option Rights that are intended to qualify as “incentive stock options” under Section 422 of the Code or any successor provision.

(q)           “Incumbent Board” has the meaning set forth in Section 13(a)(v).

3

(r)           “Management Objectives” means the measurable performance objective or objectives established pursuant to this Plan for Participants who have received grants of Performance Shares or Performance Units or, when so determined by the Board, Option Rights, Appreciation Rights, Restricted Stock, Restricted Stock Units, dividend credits and other awards pursuant to this Plan.  Management Objectives may be described in terms of Company-wide objectives or objectives that are related to the performance of the individual Participant or of the Subsidiary, division, department, region or function within the Company or Subsidiary in which the Participant is employed.  The Management Objectives may be made relative to the performance of other companies.  The Management Objectives applicable to any award to a Covered Employee will be based on specified levels of or growth in one or more of the following criteria:

1.	earnings before interest and taxes;
2.	earnings before interest, taxes, depreciation and amortization;
3.	net income;
4.	revenues;
5.	earnings per share;
6.	pre-tax profit;
7.	pre-tax profit margin;
8.	cash flow;
9.	return on equity;
10.	return on investment;
11.	return on assets;
12.	stock price;
13.	total shareholder return;
14.	economic value added;
15.	performance against business plan;
16.	customer service;
17.	market share;
18.	profit per vehicle;
19.	employee satisfaction;
20.	quality; and
21.	vehicle utilization.

If the Board determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which it conducts its business, or other events or circumstances render the Management Objectives unsuitable, notwithstanding any loss of deduction under Section 162(m) of the Code to the Company, the Board may in its discretion modify such Management Objectives or the related minimum acceptable level of achievement, in whole or in part, as the Board deems appropriate and equitable.  Further, on or before the Date of Grant, in connection with the establishment of Management Objectives, the Board may exclude the impact on performance of charges for restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring items and the cumulative effects of changes in tax law or accounting principles, as such are defined by generally accepted accounting principles or the Securities and Exchange Commission.

(s)           “Market Value Per Share” of the Common Shares on a given date shall be based upon either (i) if the Common Shares are listed on a national securities exchange or quoted in an interdealer quotation system, the last sales price or, if unavailable, the average of the closing bid and asked prices per Common Share on such date (or, if there was no trading or quotation in the Common Shares on such date, on the next preceding date on which there was trading or quotation) as provided by one of such organizations or (ii) if the Common Shares are not listed on a national securities exchange or quoted in an interdealer quotation system, the price will be equal to the Company’s fair market value, as determined by the Board in good faith based upon the best available facts and circumstances at the time.

4

(t)           “Non-Employee Director” means a person who is a “non-employee director” of the Company within the meaning of Rule 16b-3 of the Securities and Exchange Commission promulgated under the Exchange Act.

(u)           “Optionee” means the optionee named in an Evidence of Award evidencing an outstanding Option Right.

(v)           “Option Price” means the purchase price payable on exercise of an Option Right.

(w)           “Option Right” means the right to purchase Common Shares upon exercise of an option granted pursuant to Section 4 or Section 9 of this Plan.

(x)           “Original Plan” has the meaning set forth in Section 1(a) of this Plan.

(y)           “Participant” means a person who is selected by the Board to receive benefits under this Plan and who is at the time an officer or other key employee of the Company or any one or more of its Subsidiaries, or who has agreed to commence serving in any of such capacities within 90 days of the Date of Grant, and will also include each Non-Employee Director who receives Common Shares or an award of Option Rights, Appreciation Rights, Restricted Stock, Restricted Stock Units or other awards under this Plan.  The term “Participant” shall also include any person who provides services to the Company or a Subsidiary that are equivalent to those typically provided by an employee.

(z)           “Performance Period” means, in respect of a Performance Share or Performance Unit, a period of time established pursuant to Section 8 of this Plan within which the Management Objectives relating to such Performance Share or Performance Unit are to be achieved.

(aa)           “Performance Share” means a bookkeeping entry that records the equivalent of one Common Share awarded pursuant to Section 8 of this Plan.

(bb)           “Performance Unit” means a bookkeeping entry that records a unit equivalent to $1.00 awarded or such other value as is determined by the Board pursuant to Section 8 of this Plan.

(cc)           “Person” means any individual, entity or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act).

(dd)           “Plan” means this Dollar Thrifty Automotive Group, Inc. Amended and Restated Long-Term Incentive Plan and Director Equity Plan.

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(ee)           “Restricted Stock” means Common Shares granted or sold pursuant to Section 6 or Section 9 of this Plan as to which neither the substantial risk of forfeiture nor the prohibition on transfers has expired.

(ff)           “Restriction Period” means the period of time during which Restricted Stock Units are subject to restrictions, as provided in Section 7 or Section 9 of this Plan.

(gg)           “Restricted Stock Unit” means an award made pursuant to Section 7 or Section 9 of this Plan of the right to receive Common Shares or cash at the end of a specified period.

(hh)           “Spread” means the excess of the Market Value Per Share on the date when an Appreciation Right is exercised, or on the date when Option Rights are surrendered in payment of the Option Price of other Option Rights, over the Option Price or Base Price provided for in the related Option Right or Free-Standing Appreciation Right, respectively.

(ii)           “Subsidiary” means a corporation, company or other entity (1) more than 50 percent of whose outstanding shares or securities (representing the right to vote for the election of directors or other managing authority) are, or (ii) which does not have outstanding shares or securities (as may be the case in a partnership, joint venture or unincorporated association), but more than 50 percent of whose ownership interest representing the right generally to make decisions for such other entity is, now or hereafter, owned or controlled, directly or indirectly, by the Company except that for purposes of determining whether any person may be a Participant for purposes of any grant of Incentive Stock Options, “Subsidiary” means any corporation in which at the time the Company owns or controls, directly or indirectly, more than 50 percent of the total combined voting power represented by all classes of stock issued by such corporation.

(jj)           “Tandem Appreciation Right” means an Appreciation Right granted pursuant to Section 5 of this Plan that is granted in tandem with an Option Right.

(kk)           “Ten Percent Shareholder” shall mean any Participant who owns more than 10% of the combined voting power of all classes of stock of the Company, within the meaning of Section 422 of the Code.

(ll)           “Voting Stock” means the then-outstanding securities entitled to vote generally in the election of Directors.

3.           Shares Available Under the Plan.

(a)           Subject to adjustment as provided in Section 12 of this Plan, the number of Common Shares that may be issued or transferred (i) upon the exercise of Option Rights or Appreciation Rights, (ii) as Restricted Stock and released from substantial risks of forfeiture thereof, (iii) as Restricted Stock Units, (iv) in payment of Performance Shares or Performance Units that have been earned, (v) as awards to Non-Employee Directors, or (vi) as awards contemplated by Section 10 of this Plan will not exceed in the aggregate 660,000 Common Shares, plus (i) any Common Shares that remained available for issuance or transfer under the Original Plan, (ii) any Common Shares that remained available for issuance or transfer under the Plan, and (iii) any shares relating to awards heretofore or hereafter made, whether granted, reserved and outstanding under this Plan or the Original Plan, that expire or are forfeited (including Performance Shares) or are cancelled.  Common Shares covered by an award granted under this Plan shall not be counted as used unless and until they are actually issued and delivered to a Participant.

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Without limiting the generality of the foregoing, upon payment in cash of the benefit provided by any award granted under this Plan, any Common Shares that were covered by that award will be available for issue or transfer hereunder.  Notwithstanding anything to the contrary contained herein: (A) shares tendered in payment of the Option Price of a Option Right shall not be added to the aggregate plan limit described above; (B) shares withheld by the Company to satisfy the tax withholding obligation shall not be added to the aggregate Plan limit described above; (C) shares that are repurchased by the Company with Option Right proceeds shall not be added to the aggregate plan limit described above; and (D) all shares covered by an Appreciation Right, to the extent that it is exercised and shares are actually issued to the Participant upon exercise of the right, shall be considered issued or transferred pursuant to this Plan.  Such shares may be shares of original issuance or treasury shares or a combination of the foregoing.

(b)           Notwithstanding anything in this Section 3, or elsewhere in this Plan, to the contrary and subject to adjustment as provided in Section 12 of this Plan, (i) the aggregate number of Common Shares actually issued or transferred by the Company upon the exercise of Incentive Stock Options will not exceed 1,500,000 Common Shares; and (ii) during any calendar year, no Participant will be granted:

A.	Option Rights in excess of 285,000 Common Shares;

B.	Appreciation Rights in excess of 285,000 Common Shares;

C.	Performance Shares that specify Management Objectives in excess of 160,000 Common Shares;

D.	Restricted Stock that specifies Management Objectives in excess of 80,000 Common Shares;

E.	Restricted Stock Units that specify Management Objectives in excess of 80,000 Common Shares; and

F.	Performance Units that specify Management Objectives having an aggregate maximum value as of their respective Dates of Grant in excess of $7,100,000.

4.           Option Rights.  The Board may, from time to time and upon such terms and conditions as it may determine, authorize the granting to Participants of Option Rights to purchase Common Shares.  Each such grant may utilize any or all of the authorizations, and will be subject to all of the requirements contained in the following provisions:

(a)           Each grant will specify the number of Common Shares to which it pertains subject to the limitations set forth in Section 3 of this Plan.

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(b)           Each grant will specify an Option Price per share, which may not be less than the Market Value Per Share on the Date of Grant.

(c)           Each grant will specify whether the Option Price will be payable (i) in cash or by check acceptable to the Company or by wire transfer of immediately available funds, (ii) by the actual or constructive transfer to the Company of Common Shares owned by the Optionee for at least six (6) months (or such shorter period as may be possible without triggering negative accounting treatment) (or other consideration authorized pursuant to Section 4(d)) having a value at the time of exercise equal to the total Option Price, (iii) any other legal consideration that the Board may deem appropriate on such basis as the Board may determine in accordance with this Plan, or (iv) by a combination of such methods of payment.  No fractional Common Shares will be issued or accepted.

(d)           To the extent permitted by law, any grant may provide for deferred payment of the Option Price from the proceeds of sale through a bank or broker on a date satisfactory to the Company of some or all of the Common Shares to which such exercise relates.

(e)           Successive grants may be made to the same Participant whether or not any Option Rights previously granted to such Participant remain unexercised.

(f)           Each grant will specify the period or periods of continuous service by the Optionee with the Company or any Subsidiary that is necessary before the Option Rights or installments thereof will become exercisable and may provide for the earlier exercise of such Option Rights in the event of a Change in Control.

(g)           Any grant of Option Rights may specify Management Objectives that must be achieved as a condition to the exercise of such rights, in which case such grant will specify that, before the Option Rights will become exercisable, the Board must certify that the Management Objectives have been satisfied.

(h)           Option Rights granted under this Plan may be (i) options, including, without limitation, Incentive Stock Options, that are intended to qualify under particular provisions of the Code, (ii) options that are not intended to so qualify, or (iii) combinations of the foregoing.  Incentive Stock Options may only be granted to Participants who meet the definition of “employees” under Section 3401(c) of the Code.

(i)           The Board may, at or after the Date of Grant of any Option Rights (other than Incentive Stock Options), provide for the payment of dividend equivalents to the Optionee on either a current or deferred or contingent basis, provided that any such dividend equivalent shall be structured in such a manner that complies with Section 409A of the Code.

(j)           The exercise of an Option Right will result in the cancellation on a share-for-share basis of any Tandem Appreciation Right authorized under Section 5 of this Plan.

(k)           No Option Right will be exercisable more than 10 years from the Date of Grant.

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(l)           The Board reserves the discretion at or after the Date of Grant to provide for (i) the payment of a cash bonus at the time of exercise; (ii) the availability of a loan at exercise, to the extent permitted by applicable law; and (iii) the right to tender in satisfaction of the Option Price nonforfeitable, unrestricted Common Shares, which are already owned by the Optionee and have a value at the time of exercise that is equal to the Option Price.

(m)           The Board may substitute, without receiving Participant permission, Appreciation Rights paid only in Common Shares (or Appreciation Rights paid in Common Shares or cash at the Board’s discretion) for outstanding Options provided, that the terms of the substituted Appreciation Rights are the same as the terms for the Options and the difference between the Market Value Per Share of the underlying Common Shares and the Base Price of the Appreciation Rights is equivalent to the difference between the Market Value Per Share of the underlying Common Shares and the Option Price of the Options.

(n)           Each grant of Option Rights will be evidenced by an Evidence of Award.  Each Evidence of Award shall be subject to this Plan and shall contain such terms and provisions as the Board may approve.

(o)           The Board may provide for termination of an Option Right in the case of termination of employment or directorship or any other reason.

(p)           An Option Right granted hereunder may be exercisable, in whole or in part, by written notice delivered in person or by mail to the Secretary of the Company at its principal office, specifying the number of Common Shares to be purchased and accompanied by payment thereof and otherwise in accordance with the Evidence of Award pursuant to which the Option Right was granted.

5.           Appreciation Rights.

(a)           The Board may authorize the granting (i) to any Optionee, of Tandem Appreciation Rights in respect of Option Rights granted hereunder, and (ii) to any Participant, of Free-Standing Appreciation Rights.  A Tandem Appreciation Right will be a right of the Optionee, exercisable by surrender of the related Option Right, to receive from the Company an amount determined by the Board, which will be expressed as a percentage of the Spread (not exceeding 100 percent) at the time of exercise.  Tandem Appreciation Rights may be granted at any time prior to the exercise or termination of the related Option Rights; provided, however, that a Tandem Appreciation Right awarded in relation to an Incentive Stock Option must be granted concurrently with such Incentive Stock Option.  A Free-Standing Appreciation Right will be a right of the Participant to receive from the Company an amount determined by the Board, which will be expressed as a percentage of the Spread (not exceeding 100 percent) at the time of exercise.

(b)           Each grant of Appreciation Rights may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:

(i)
Any grant may specify that the amount payable on exercise of an Appreciation Right may be paid by the Company in cash, inCommon Shares or in any combination thereof and may either grant to the Participant or retain in the Board the right to elect among those alternatives.

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(ii)	Any grant may specify that the amount payable on exercise of an Appreciation Right may not exceed a maximum specified by the Board at the Date of Grant.

(iii)	Any grant may specify waiting periods before exercise and permissible exercise dates or periods.

(iv)	Any grant may specify that such Appreciation Right may be exercised only in the event of, or earlier in the event of, a Change in Control.

(v)
Any grant may provide for the payment to the Participant of dividend equivalents thereon in cash or Common Shares on a current, deferred or contingent basis, provided that any such dividend equivalent shall be structured in such a manner that complies with Section 409A of the Code.

(vi)
Any grant of Appreciation Rights may specify Management Objectives that must be achieved as a condition of the exercise of such Appreciation Rights, in which case such Appreciation Rights will specify that, before the Appreciation Rights will become exercisable, the Board must certify that the Management Objectives have been satisfied.

(vii)
Each grant of Appreciation Rights will be evidenced by an Evidence of Award, which Evidence of Award will describe such Appreciation Rights, identify the related Option Rights (if applicable), and contain such other terms and provisions, consistent with this Plan, as the Board may approve.

(c)           Any grant of Tandem Appreciation Rights will provide that such Tandem Appreciation Rights may be exercised only at a time when the related Option Right is also exercisable and at a time when the Spread is positive, and by surrender of the related Option Right for cancellation.

(i)
In the case of a Tandem Appreciation Right granted in relation to an Incentive Stock Option to an employee who is a Ten Percent Shareholder on the date of such grant, the amount payable with respect to each Tandem Appreciation Right shall be equal in value to the applicable percentage of the excess, if any, of the Market Value Per Share on the exercise date over the Base Price of the Tandem Appreciation Right, which exercise price shall not be less than 110 percent of the Market Value Per Share on the date the Tandem Appreciation Right is granted.

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(d)	Regarding Free-Standing Appreciation Rights only:

(i)
Each grant will specify in respect of each Free-Standing Appreciation Right a Base Price, which will be equal to or greater than the Market Value Per Share on the day immediately preceding the Date of Grant;

(ii)	Successive grants may be made to the same Participant regardless of whether any Free-Standing Appreciation Rights previously granted to the Participant remain unexercised; and

(iii)	No Free-Standing Appreciation Right granted under this Plan may be exercised more than 10 years from the Date of Grant.

6.           Restricted Stock.  The Board may authorize the grant or sale of Restricted Stock to Participants.  Each such grant or sale may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:

(a)           Each such grant or sale will constitute an immediate transfer of the ownership of Common Shares to the Participant in consideration of the performance of services, entitling such Participant to voting, dividend and other ownership rights, but subject to the substantial risk of forfeiture and restrictions on transfer hereinafter referred to.

(b)           Each such grant or sale may be made without additional consideration or in consideration of a payment by such Participant that is less than the Market Value Per Share at the Date of Grant.

(c)           Each such grant or sale will provide that the Restricted Stock covered by such grant or sale will be subject to a “substantial risk of forfeiture” within the meaning of Section 83 of the Code for a period of not less than three (3) years (which may include pro-rata or graded vesting over such period) to be determined by the Board at the Date of Grant and may provide for the earlier lapse of such substantial risk of forfeiture in the event of a Change in Control or other similar or event; provided, however, that the three-year substantial risk of forfeiture period may be reduced in the case of (i) grants to newly hired Participants to replace forfeited awards from a prior employer, (ii) grants that are a form of payment for earned Performance Shares or Performance Units or (iii) grants, as provided in Section 6(e).

(d)           Each such grant or sale will provide that during the period for which such substantial risk of forfeiture is to continue, the transferability of the Restricted Stock will be prohibited or restricted in the manner and to the extent prescribed by the Board at the Date of Grant (which restrictions may include, without limitation, rights of repurchase or first refusal in the Company or provisions subjecting the Restricted Stock to a continuing substantial risk of forfeiture in the hands of any transferee).

(e)           Any such grant or sale may specify Management Objectives that, if achieved, will result in termination or early termination of the restrictions applicable to such Restricted Stock.  Each grant or sale may specify in respect of such Management Objectives a minimum acceptable level of achievement and may set forth a formula for determining the number of shares of Restricted Stock on which restrictions will terminate if performance is at or above the minimum level, but falls short of full achievement of the specified Management Objectives.  Such grant or sale will specify that, before the Restricted Stock will be earned and paid, the Board must certify that the Management Objectives have been satisfied.

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(f)           Any such grant or sale may require that any or all dividends or other distributions paid thereon during the period of such restrictions be automatically deferred and reinvested in additional shares of Restricted Stock, which may be subject to the same restrictions as the underlying award.

(g)           Each grant or sale will be evidenced by an Evidence of Award and will contain such terms and provisions, consistent with this Plan, as the Board may approve.  Unless otherwise directed by the Board, all certificates representing shares of Restricted Stock will be held in custody by the Company until all restrictions thereon will have lapsed, together with a stock power or powers executed by the Participant in whose name such certificates are registered, endorsed in blank and covering such Common Shares.

(h)           A Participant may make the election under Section 83(b) of the Code with respect to any award of Restricted Stock.

7.           Restricted Stock Units. The Board may authorize the granting or sale of Restricted Stock Units to Participants.  Each such grant or sale may utilize any or all of the authorizations, and will be subject to all of the requirements contained in the following provisions:

(a)           Each such grant or sale will constitute the agreement by the Company to deliver Common Shares or cash to the Participant in the future in consideration of the performance of services, but subject to the fulfillment of such conditions during the Restriction Period as the Board may specify.

(b)           Each such grant or sale may be made without additional consideration or in consideration of a payment by such Participant that is less than the Market Value Per Share at the Date of Grant.

(c)           Each such grant or sale made to a Participant who is (i) an officer or other key employee will be subject to a Restriction Period of not less than three (3) years (which may include pro-rata or graded vesting over such period) or (ii) a Non-Employee Director or not an officer or other key employee will be subject to a Restriction Period of not less than six (6) months, as determined by the Board at the Date of Grant, and may provide for the earlier lapse or other modification of such Restriction Period in the event of a Change in Control, provided that for such purposes a Change in Control shall not be deemed to occur unless the events that have occurred would also constitute a “Change in the Ownership or Effective Control of a Corporation or in the Ownership of a Substantial Portion of the Assets of a Corporation” under Treasury Department Final Regulation 1.409A-3(j)(5), or any successor thereto.

(d)           During the Restriction Period, the Participant will have no right to transfer any rights under his or her award and will have no rights of ownership in the Restricted Stock Units and will have no right to vote them, but the Board may, at or after the Date of Grant, authorize the payment of dividend equivalents on such Restricted Stock Units on either a current or deferred or contingent basis, either in cash or in additional Common Shares.

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(e)           Each such grant or sale will be evidenced by an Evidence of Award and will contain such terms and provisions, consistent with this Plan, as the Board may approve.

8.           Performance Shares and Performance Units.  The Board may authorize the granting of Performance Shares and Performance Units that will become payable to a Participant upon achievement of specified Management Objectives.  Each such grant may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:

(a)           Each such grant specify the number of Performance Shares or Performance Units to which it pertains, which number may be subject to adjustment to reflect changes in compensation or other factors; provided, however, that no such adjustment will be made in the case of a Covered Employee where such action would result in the loss of the otherwise available exemption of the award under Section 162(m) of the Code.

(b)           The Performance Period with respect to each Performance Share or Performance Unit will be such period of time (not less than six (6) months), as determined by the Board at the Date of Grant which may be subject to earlier lapse or other modification in the event of a Change in Control or other similar or event; provided, however, that the six-month Performance Period may be reduced in the case of grants to newly hired Participants to replace forfeited awards from a prior employer.

(c)           Any such grant will specify Management Objectives which, if achieved, will result in payment or early payment of the award, and each grant may specify in respect of such specified Management Objectives a minimum acceptable level of achievement and will set forth a formula for determining the number of Performance Shares or Performance Units that will be earned if performance is at or above the minimum level, but falls short of full achievement of the specified Management Objectives.  Such grant will specify that, before the Performance Shares or Performance Units will be earned and paid, the Board must certify that the Management Objectives have been satisfied.

(d)           Each grant will specify the time and manner of payment of Performance Shares or Performance Units that have been earned.  Any grant may specify that the amount payable with respect thereto may be paid by the Company in cash, in Common Shares or in any combination thereof and may either grant to the Participant or retain in the Board the right to elect among those alternatives.

(e)           Any such grant of Performance Shares may specify that the amount payable with respect thereto may not exceed a maximum specified by the Board at the Date of Grant.  Any grant of Performance Units may specify that the amount payable or the number of Common Shares issued with respect thereto may not exceed maximums specified by the Board at the Date of Grant.

(f)           The Board may, at or after the Date of Grant of Performance Shares, provide for the payment of dividend equivalents to the holder thereof on either a current or deferred or contingent basis, either in cash or in additional Common Shares, provided that any such dividend equivalent shall be structured in such a manner that complies with Section 409A of the Code.

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(g)           Each such grant will be evidenced by an Evidence of Award and will contain such other terms and provisions, consistent with this Plan, as the Board may approve.

9.           Awards to Non-Employee Directors. The Board may, from time to time and upon such terms and conditions as it may determine, authorize the granting to Non-Employee Directors of Option Rights, Appreciation Rights or other awards contemplated by Section 10 of this Plan and may also authorize the grant or sale of Common Shares, Restricted Stock or Restricted Stock Units to Non-Employee Directors.

(a)           Each grant of Option Rights awarded pursuant to this Section 9 will be upon terms and conditions consistent with Section 4 of this Plan and will be evidenced by an Evidence of Award in such form as will be approved by the Board.  Each grant will specify an Option Price per share, which will not be less than the Market Value Per Share on the day immediately preceding the Date of Grant.  Each such Option Right granted under this Plan will expire not more than 10 years from the Date of Grant and will be subject to earlier termination as hereinafter provided. Unless otherwise determined by the Board, such Option Rights will be subject to the following additional terms and conditions:

(i)	Each grant will specify the number of Common Shares to which it pertains subject to the limitations set forth in Section 3 of this Plan.

(ii)
If a Non-Employee Director subsequently becomes an employee of the Company or a Subsidiary while remaining a member of the Board, any Option Rights held under this Plan by such individual at the time of such commencement of employment will not be affected thereby.

(iii)
Option Rights may be exercised by a Non-Employee Director only upon payment to the Company in full of the Option Price of the Common Shares to be delivered. Such payment will be made (i) in cash or by check acceptable to the Company or by wire transfer of immediately available funds, (ii) by the actual or constructive transfer to the Company of Common Shares owned by the Non-Employee Director for at least six (6) months (or such shorter period as may be possible without triggering negative accounting treatment) (or other consideration authorized pursuant to Section 9(b)) having a value at the time of exercise equal to the total Option Price, (iii) any other legal consideration that the Board may deem appropriate on such basis as the Board may determine in accordance with this Plan, or (iv) by a combination of such methods of payment. No fractional Common Shares will be issued or accepted.

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(b)
To the extent permitted by law, any grant may provide for deferred payment of the Option Price from the proceeds of sale through a bank or broker on a date satisfactory to the Company of some or all of the Common Shares to which such exercise relates.

(c)           Each grant or sale of Appreciation Rights pursuant to this Section 9 will be upon terms and conditions consistent with Section 5 of this Plan.

(d)           Each grant or sale of Restricted Stock pursuant to this Section 9 will be upon terms and conditions consistent with Section 6 of this Plan.

(e)           Each grant or sale of Restricted Stock Units pursuant to this Section 9 will be upon terms and conditions consistent with Section 7 of this Plan.

(f)           Non-Employee Directors may be granted, sold, or awarded other awards as contemplated by Section 10 of this Plan.

(g)           Non-Employee Directors, pursuant to this Section 9, may be awarded, or may be permitted to elect to receive, pursuant to procedures established by the Board, all or any portion of their annual retainer, meeting fees or other fees in Common Shares in lieu of cash.

10.           Other Awards.

(a)           The Board may, subject to limitations under applicable law, grant to any Participant such other awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Common Shares or factors that may influence the value of such Common Shares, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into Common Shares, purchase rights for Common Shares, awards with value and payment contingent upon performance of the Company or specified Subsidiaries, affiliates or other business units thereof or any other factors designated by the Board, and awards valued by reference to the book value of Common Shares or the value of securities of, or the performance of specified Subsidiaries or affiliates or other business units of the Company.  The Board shall determine the terms and conditions of such awards.  Common Shares delivered pursuant to an award in the nature of a purchase right granted under this Section 10 shall be purchased for such consideration, paid for at such time, by such methods, and in such forms, including, without limitation, cash, Common Shares, other awards, notes or other property, as the Board shall determine.

(b)           Cash awards, as an element of or supplement to any other award granted under this Plan, may also be granted pursuant to this Section 10 of this Plan.

(c)           The Board may grant Common Shares as a bonus, or may grant other awards in lieu of obligations of the Company or a Subsidiary to pay cash or deliver other property under this Plan or under other plans or compensatory arrangements, subject to such terms as shall be determined by the Board.

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11.           Transferability.

(a)           Except as provided in Section 11(b) and 11(c) below, no Option Right, Appreciation Right or other derivative security granted under this Plan shall be transferable by the Participant except by will or the laws of descent and distribution or, except with respect to an Incentive Stock Option, pursuant to a domestic relations order (within the meaning of Rule 16a-12 promulgated under the Exchange Act).  Except as otherwise determined by the Board, Option Rights and Appreciation Rights will be exercisable during the Participant’s lifetime only by him or her or, in the event of the Participant’s legal incapacity to do so, by his or her guardian or legal representative acting on behalf of the Participant in a fiduciary capacity under state law and/or court supervision.

(b)           Notwithstanding Section 11(a) above, an Option Right, Appreciation Right or other derivative security granted under this Plan may be transferable upon the death of the Participant, without payment of consideration therefor, to any one or more family members (as defined in the General Instructions to Form S-8 under the Securities Act of 1933) of the Participant, as may have been designated in writing by the Participant by means of a form of beneficiary designation approved by the Company.  Such beneficiary designation may be made at any time by the Participant and shall be effective when it is filed, prior to the death of the Participant, with the Company.  Any beneficiary designation may be changed by the filing of a new beneficiary designation, which will cancel any beneficiary designation previously filed with the Company.

(c)           Notwithstanding Section 11(a) above, an Option Right (except with respect to an Incentive Stock Option), Appreciation Right or other derivative security granted under this Plan may be transferable by the Participant without payment of consideration therefor, to any one or more family members (as defined in the General Instructions to Form S-8 under the Securities Act of 1933) of the Participant; provided, however, that such transfer will not be effective until notice of such transfer is delivered to the Company; and provided, further, however, that any such transferee is subject to the same terms and conditions hereunder as the Participant.

(d)           The Board may specify at the Date of Grant that part or all of the Common Shares that are (i) to be issued or transferred by the Company upon the exercise of Option Rights or Appreciation Rights, upon the termination of the Restriction Period applicable to Restricted Stock Units or upon payment under any grant of Performance Shares or Performance Units or (ii) no longer subject to the substantial risk of forfeiture and restrictions on transfer referred to in Section 6 of this Plan, will be subject to further restrictions on transfer.

12.           Adjustments.

(a)           The Board may make or provide for such adjustments in the numbers of Common Shares covered by outstanding Option Rights, Appreciation Rights, Restricted Stock Units, and Performance Shares granted hereunder and, if applicable, in the number of Common Shares covered by other awards granted pursuant to Section 10 hereof, in the Option Price and Base Price provided in outstanding Appreciation Rights, and in the kind of shares covered thereby, as the Board, in its sole discretion, exercised in good faith, may determine is equitably required to prevent dilution or enlargement of the rights of Participants or Optionees that otherwise would result from (a) any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company, or (b) any merger, consolidation, spin-off, split-off, spin-out, split-up, reorganization, partial or complete liquidation or other distribution of assets, issuance of rights or warrants to purchase securities, or (c) any other corporate transaction or event having an effect similar to any of the foregoing.

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(b)           Moreover, in the event of any such transaction or event specified in Section 12(a) above, the Board, in its discretion, may provide in substitution for any or all outstanding awards under this Plan such alternative consideration as it, in good faith, may determine to be equitable in the circumstances and may require in connection therewith the surrender of all awards so replaced.  In the event of any such transaction or event specified in Section 12(a) above, the Board, in its discretion, may also provide for the assumption by another corporation of any or all outstanding awards under this Plan.

(c)           The Board may also make or provide for such adjustments in the numbers of shares specified in Section 3 of this Plan as the Board in its sole discretion, exercised in good faith, may determine is appropriate to reflect any transaction or event described in this Section 12; provided, however, that any such adjustment to the number specified in Section 3(b)(i) will be made only if and to the extent that such adjustment would not cause any Option intended to qualify as an Incentive Stock Option to fail so to qualify.

13.           Change in Control.

(a)           For purposes of this Plan, except as may be otherwise prescribed by the Board in an Evidence of Award, a “Change in Control” will mean if at any time any of the following events will have occurred:

(i)
the Company is merged or consolidated or reorganized into or with another corporation or other legal person, and as a result of such merger, consolidation or reorganization 60% or less of the combined voting power of the Voting Stock of such corporation or person immediately after such transaction is held in the aggregate by the holders of Voting Stock of the Company immediately prior to such transaction;

(ii)
the Company sells or otherwise transfers all or substantially all of its assets to another corporation or legal person, and as a result of such sale or transfer, 60% or less of the combined voting power of the then-outstanding Voting Stock of such corporation or person immediately after such sale or transfer is held in the aggregate by the holders of Voting Stock of the Company immediately prior to such sale or transfer;

(iii)
the acquisition by any Person of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 35% or more of the combined voting power of the Voting Stock then outstanding after giving effect to such acquisition; or

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(iv)
individuals who, as of the date hereof, constitute the Board (the “Incumbent Board”) cease, for any reason, to constitute at least a majority of the Board; provided, however, that any individual becoming a Director subsequent to the date hereof whose election or nomination for election by the Company’s shareholders, was approved by a vote of at least two-thirds of the Directors then comprising the Incumbent Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for Director, without objection to such nomination) shall be deemed to be or have been a member of the Incumbent Board;

provided, however, notwithstanding the Section l3(a)(iii) above, unless otherwise determined in a specific case by majority vote of the Board, a “Change in Control” shall not be deemed to have occurred for purposes of Section 13(a)(iii) solely because (A) the Company, (B) a Subsidiary, or (C) any Company-sponsored employee stock ownership plan or any other employee benefit plan of the Company or any Subsidiary, either files or becomes obligated to file a report or proxy statement under or in response to Schedule 13D or Schedule 14D-1 (or any successor schedule, form or report or item therein) under the Exchange Act, disclosing beneficial ownership by it of shares of Voting Stock, whether in excess of 35% or otherwise.

(b)           In the event of a Change in Control affecting the Company, then, notwithstanding any provision of this Plan to the contrary, unless otherwise expressly determined in an Evidence of Award entered into between the Company and any Participant, all awards that have not expired and which are then held by any Participant (or the person or persons to whom any deceased Participant’s rights have been transferred) shall, as of such Change in Control, become fully and immediately vested and, with respect to Option Rights, exercisable and may be exercised for the remaining term of the Option Right.  Notwithstanding the foregoing, no acceleration shall occur with respect to Restricted Stock Units or other awards to the extent they are subject to Section 409A of the Code unless the events that have occurred would also constitute a “Change in the Ownership or Effective Control of a Corporation or in the Ownership of a Substantial Portion of the Assets of a Corporation” under Treasury Department Final Regulation 1.409A-3(j)(5), or any successor thereto.

14.           Fractional Shares.  The Company will not be required to issue any fractional Common Shares pursuant to this Plan.  The Board may provide for the elimination of fractions or for the settlement of fractions in cash.

15.           Withholding Taxes.  To the extent that the Company is required to withhold federal, state, local or foreign taxes in connection with any payment made or benefit realized by a Participant or other person under this Plan, and the amounts available to the Company for such withholding are insufficient, it will be a condition to the receipt of such payment or the realization of such benefit that the Participant or such other person make arrangements satisfactory to the Company for payment of the balance of such taxes required to be withheld, which arrangements (in the discretion of the Board) may include relinquishment of a portion of such benefit.

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16.           Foreign Employees.  In order to facilitate the making of any grant or combination of grants under this Plan, the Board may provide for such special terms for awards to Participants who are foreign nationals or who are employed by the Company or any Subsidiary outside of the United States of America or who provide services to the Company under an agreement with a foreign nation or agency, as the Board may consider necessary or appropriate to accommodate differences in local law, tax policy or custom.  Moreover, the Board may approve such supplements to or amendments, restatements or alternative versions of this Plan as it may consider necessary or appropriate for such purposes, without thereby affecting the terms of this Plan as in effect for any other purpose, and the Secretary or other appropriate officer of the Company may certify any such document as having been approved and adopted in the same manner as this Plan.  No such special terms, supplements, amendments or restatements, however, will include any provisions that are inconsistent with the terms of this Plan as then in effect unless this Plan could have been amended to eliminate such inconsistency without further approval by the shareholders of the Company.

17.           Administration of the Plan.

(a)           This Plan will be administered by the Board, which may from time to time delegate all or any part of its authority under this Plan to the compensation committee of the Board (or committee or a subcommittee consisting exclusively of not less than two or more members of the Board, each of whom shall be a “non-employee director” within the meaning of Rule 16b-3 of the Securities and Exchange Commission promulgated under the Exchange Act, an “outside director” within the meaning of Section 162(m) of the Code and an “independent director” within the meaning of the rules of the New York Stock Exchange), as constituted from time to time.  To the extent of any such delegation, references in this Plan to the Board will be deemed to be references to such committee or subcommittee.  A majority of the committee (or subcommittee) will constitute a quorum, and the action of the members of the committee (or subcommittee) present at any meeting at which a quorum is present, or acts unanimously approved in writing, will be the acts of the committee (or subcommittee).

(b)           To the extent of any delegation by the Board of its authority to administer the Plan to the committee (or subcommittee), as set forth in Section 17(a) of this Plan, such committee (or subcommittee) shall have full discretionary authority in all matters relating to the discharge of its responsibilities under this Plan, including, without limitation, its exercise of negative discretion in determining the size of an award if the Management Objective has been achieved, if in the committee’s (or subcommittee’s) sole judgment, such application is appropriate in order to act in the best interests of the Company and its shareholders.  The interpretation and construction by the Board of any provision of this Plan or of any Evidence of Award, and any determination by the Board pursuant to any provision of this Plan or of any such Evidence of Award, shall be final and conclusive.  No member of the Board will be liable for any such action or determination made in good faith.

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(c)           The Board or, to the extent of any delegation as provided in Section 17(a), the committee, may delegate to one or more of its members or to one or more officers of the Company, or to one or more agents or advisors, such administrative duties or powers as it may deem advisable, and the Board, the committee, or any person to whom duties or powers have been delegated as aforesaid, may employ one or more persons to render advice with respect to any responsibility the Board, the committee or such person may have under this Plan.  The Board or the committee may, by resolution, authorize one or more officers of the Company to do one or both of the following on the same basis as the Board or the committee: (i) designate employees to be recipients of awards under this Plan; and (b) determine the size of any such awards; provided, however, that (A) the Board or the committee shall not delegate such responsibilities to any such officer for awards granted to an employee who is an officer, Director, or more than 10% beneficial owner of any class of the Company’s equity securities that is registered pursuant to Section 12 of the Exchange Act, as determined by the Board in accordance with Section 16 of the Exchange Act; (B) the resolution providing for such authorization sets forth the total number of Common Shares such officer(s) may grant; and (iii) the officer(s) shall report periodically to the Board or the committee, as the case may be, regarding the nature and scope of the awards granted pursuant to the authority delegated.

18.           Amendments, Etc.

(a)           The Board may at any time and from time to time amend this Plan in whole or in part; provided, however, that any amendment which must be approved by the shareholders of the Company in order to comply with applicable law or the rules of the New York Stock Exchange or, if the Common Shares are not traded on the New York Stock Exchange, the principal national securities exchange upon which the Common Shares are traded or quoted, will not be effective unless and until such approval has been obtained.

(b)           The Board will not, without the further approval of the shareholders of the Company, authorize the amendment of any outstanding Option Right to reduce the Option Price.  Furthermore, no Option Right will be cancelled and replaced with awards having a lower Option Price without further approval of the shareholders of the Company.  This Section 18(b) is intended to prohibit the repricing of “underwater” Option Rights and will not be construed to prohibit the adjustments provided for in Section 12 of this Plan.

(c)           The Board also may permit Participants to elect to defer the issuance of Common Shares or the settlement of awards in cash under this Plan pursuant to such rules, procedures or programs as it may establish for purposes of this Plan.  The Board also may provide that deferred issuances and settlements include the payment or crediting of dividend equivalents or interest on the deferral amounts.

(d)           The Board may condition the grant of any award or combination of awards authorized under this Plan on the surrender or deferral by the Participant of his or her right to receive a cash bonus or other compensation otherwise payable by the Company or a Subsidiary to the Participant.

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(e)           In case of termination of employment by reason of death, Disability or normal or early retirement, or in the case of hardship or other special circumstances, of a Participant who holds an Option Right or Appreciation Right not immediately exercisable in full, or any shares of Restricted Stock as to which the substantial risk of forfeiture or the prohibition or restriction on transfer has not lapsed, or any Restricted Stock Units as to which the Restriction Period has not been completed, or any Performance Shares or Performance Units which have not been fully earned, or any other awards made pursuant to Section 10 subject to any vesting schedule or transfer restriction, or who holds Common Shares subject to any transfer restriction imposed pursuant to Section 11(b) of this Plan, the Board may, in its sole discretion, accelerate the time at which such Option Right, Appreciation Right or other award may be exercised or the time at which such substantial risk of forfeiture or prohibition or restriction on transfer will lapse or the time when such Restriction Period will end or the time at which such Performance Shares or Performance Units will be deemed to have been fully earned or the time when such transfer restriction will terminate or may waive any other limitation or requirement under any such award, except to the extent, with respect to awards subject to Section 409A of the Code, such acceleration would result in a violation of Section 409A of the Code.

(f)           This Plan will not confer upon any Participant any right with respect to continuance of employment or other service with the Company or any Subsidiary, nor will it interfere in any way with any right the Company or any Subsidiary would otherwise have to terminate such Participant’s employment or other service at any time.

(g)           To the extent that any provision of this Plan would prevent any Option Right that was intended to qualify as an Incentive Stock Option from qualifying as such, that provision will be null and void with respect to such Option Right.  Such provision, however, will remain in effect for other Option Rights and there will be no further effect on any provision of this Plan.

(h)           The Board may amend the terms of any award theretofore granted under this Plan prospectively or retroactively, but subject to Section 12 above no such amendment shall impair the rights of any holder without his or her consent.  The Board may, in its discretion, terminate this Plan at any time.  Termination of this Plan will not affect the rights of Participants or their successors under any awards outstanding hereunder and not exercised in full on the date of termination.

19.           Detrimental Activity.  Any Evidence of Award may provide that if a Participant, either during employment by the Company or a Subsidiary or within a specified period after termination of such employment, shall engage in any Detrimental Activity, and the Board shall so find, forthwith upon notice of such finding, the Participant shall:

(a)           Return to the Company, in exchange for payment by the Company of any amount actually paid therefor by the Participant, all Common Shares that the Participant has not disposed of that were offered pursuant to this Plan within a specified period prior to the date of the commencement of such Detrimental Activity, and

(b)           With respect to any Common Shares so acquired that the Participant has disposed of, pay to the Company in cash the difference between:

(i)	The Market Value Per Share of the Common Shares on the date of such acquisition, and

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(ii)	Any amount actually paid therefor by the Participant pursuant to this Plan.

To the extent that such amounts are not paid to the Company, the Company may set off the amounts so payable to it against any amounts that may be owing from time to time by the Company or a Subsidiary to the Participant, whether as wages, deferred compensation or vacation pay or in the form of any other benefit or for any other reason.

20.           Governing Law.  This Plan and all grants and awards and actions taken thereunder shall he governed by and construed in accordance with the internal substantive laws of the State of Delaware.

21.           Termination.  No grant will be made under this Plan more than 10 years after the date on which this Plan is first approved by the shareholders of the Company, but all grants made on or prior to such date will continue in effect thereafter subject to the terms thereof and of this Plan.

22.           Compliance with Section 409A of the Code; Awards to Specified Employees.  This Plan is intended to comply and shall be administered in a manner that is intended to comply with Section 409A of the Code and shall be construed and interpreted in accordance with such intent.  To the extent that an award, issuance and/or payment is subject to Section 409A of the Code, it shall be awarded and/or issued or paid in a manner that will comply with Section 409A of the Code, including proposed, temporary or final regulations or any other guidance issued by the Secretary of the Treasury and the Internal Revenue Service with respect thereto (the “Guidance”).  Notwithstanding anything herein or in any grant agreement or other documentation related to an award to the contrary, to the extent that any award subject to Section 409A is payable in connection with the Participant’s separation from service and at the time of the separation from service the Participant is a “specified employee” (within the meaning of Section 409A(2)(B) of the Code) then such payment shall be made on the first business day of the first calendar month that begins after the six-month anniversary of the separation from service or, if earlier, on the date of the Participant’s death.  Any provision of this Plan that would cause an award, issuance and/or payment to fail to satisfy Section 409A of the Code shall have no force and effect until amended to comply with Section 409A of the Code (which amendment may be retroactive to the extent permitted by the Guidance).

23.           General Provisions.

(a)           No award under this Plan may be exercised by the holder thereof if such exercise, and the receipt of cash or stock thereunder, would be, in the opinion of counsel selected by the Board, contrary to law or the regulations of any duly constituted authority having jurisdiction over this Plan.

(b)           Absence on leave approved by a duly constituted officer of the Company or any of its Subsidiaries shall not be considered interruption or termination of service of any employee for any purposes of this Plan or awards granted hereunder, except with respect to awards subject to Section 409A of the Code, and to the extent the absence or leave would be considered a separation from service pursuant to Section 409A of the Code.  No awards may be granted to an employee while he or she is absent on leave.

(c)           No Participant shall have any rights as a shareholder with respect to any Common Shares subject to awards granted to him or her under this Plan prior to the date as of which he or she is actually recorded as the holder of such shares upon the stock records of the Company.

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FIRST AMENDMENT TO SECOND AMENDED AND RESTATED
LONG-TERM INCENTIVE PLAN AND DIRECTOR EQUITY PLAN

The Second Amended and Restated Long-Term Incentive Plan and Director Equity Plan adopted by the Board of Directors of Dollar Thrifty Automotive Group, Inc. (“DTAG”) on December 9, 2008 and originally adopted by the stockholders of DTAG on May 20, 2005 (the “Plan”), is hereby amended as follows effective March 31, 2009:

1.           By deleting Section 18(b) in its entirety and replacing it with the following:

“(b)  The Board will not, without the further approval of the Shareholders of the Company, authorize the amendment of any Option Right or Appreciation Right to reduce the Option Price or the Base Price, respectively.  Furthermore, no Option Right or Appreciation Right will be cancelled and replaced with cash or awards having a lower Option Price or Base Price, as applicable, without further approval of the Shareholders of the Company.  This Section 18(b) is intended to prohibit the re-pricing of “underwater” Option Rights and/or Appreciation Rights and will not be construed to prohibit the adjustments provided for in Section 12 of the Plan.”

2.           By deleting the first sentence of Section 18(h) and replacing it with the following:

“(h)  The Board may amend the terms of any award theretofore granted under this Plan prospectively or retroactively, subject to the restrictions set forth in Section 12  and Section 18(b) above, and no amendment shall impair the rights of any holder without his or her consent.”

This First Amendment (the “First Amendment”) was approved by the Board of Directors of DTAG effective March 31, 2009.

SECOND AMENDMENT TO SECOND AMENDED AND RESTATED
LONG-TERM INCENTIVE PLAN AND DIRECTOR EQUITY PLAN

The Second Amended and Restated Long-Term Incentive Plan and Director Equity Plan adopted by the Board of Directors of Dollar Thrifty Automotive Group, Inc. (“DTAG”) on December 9, 2008 and amended by the Board effective March 31, 2009, and originally adopted by the stockholders of DTAG on May 20, 2005 (the “Plan”), is hereby amended as follows effective March 16, 2009, subject to stockholder approval as provided below:

1.	By deleting the first sentence of Section 3(a) of the Plan in its entirety and replacing it with the following:

“(a) Subject to adjustment as provided in Section 12 of this Plan, the number of Common Shares that may be issued or transferred (i) upon the exercise of Option Rights or Appreciation Rights, (ii) as Restricted Stock and released from substantial risks of forfeiture thereof, (iii) as Restricted Stock Units, (iv) in payment of Performance Shares or Performance Units that have been earned, (v) as awards to Non-Employee Directors, or (vi) as awards contemplated by Section 10 of this Plan will not exceed in the aggregate 1,300,000 Common Shares, plus (i) any Common Shares that remain available for issuance or transfer under the Plan, and (ii) any shares relating to awards heretofore or hereafter made under the Plan, that expire or are forfeited (including Performance Shares) or are cancelled.”

This Second Amendment (the “Second Amendment”) was approved by the Human Resources and Compensation Committee of the Board of Directors of DTAG at its meeting held on March 16, 2009.  This Second Amendment shall become effective and operative if, and only if, (a) a majority of the Shares present in person or represented by proxy and entitled to vote at the Annual Meeting of Stockholders of DTAG to be held on May 14, 2009 (or any adjournment or adjournments thereof) or at any other duly held meeting or meetings within twelve (12) months after March 16, 2009 are in favor of this Second Amendment, and (b) the total number of votes actually cast on this Second Amendment represent more than 50% in interest of all stockholders entitled to vote on this Second Amendment.  A failure to obtain such a vote within such time shall make all provisions of this Second Amendment null and void from inception.